UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ATEA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 21, 2024

9:00 a.m. (Eastern time)

ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

April 26, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Atea Pharmaceuticals, Inc. The Annual Meeting will be a completely virtual meeting held on Friday, June 21, 2024 beginning at 9:00 a.m. Eastern Time. You will be able to participate in the Annual Meeting and submit your questions during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/AVIR2024. You will also be able to vote your shares electronically during the Annual Meeting. For more information regarding how to attend and participate in the Annual Meeting, please see “Questions and Answers About the Annual Meeting” beginning on page 2 of the accompanying Proxy Statement.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Therefore, even if you plan to participate in the Annual Meeting, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you attend the Annual Meeting, you will be able to vote electronically at that time, even if you have previously submitted your proxy.

We hope that you will join us on June 21, 2024. Thank you for your support.

Sincerely,

Jean-Pierre Sommadossi, Ph.D.

Founder, Chairman, President and Chief Executive Officer

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential of our product candidates, expectations regarding our product candidate pipeline, including development timelines and anticipated time of release of clinical trial results, and our stockholder engagement efforts. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: uncertainty around and costs associated with the development of bemnifosbuvir for the potential treatment of coronavirus disease 2019 ("COVID-19") and the development of bemnifosbuvir in combination for the potential treatment of Hepatitis C virus ("HCV"); dependence on management, directors and other key personnel; our limited operating history and no history of successfully developing or commercializing any products, significant operating expenses since inception; our need for substantial additional funding; our dependence on the success of our most advanced product candidates; risks related to the regulatory approval process; risks associated with the clinical development process and reliance on interim, topline or preliminary clinical trial results; risks related to healthcare laws and other legal compliance matters; risks related to potential commercialization; risks related to manufacturing and our dependence on third parties; risks relating to intellectual property; our ability to maintain effective internal control over financial reporting and the significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this proxy statement. Any such forward-looking statements represent management’s estimates as of the date of this proxy statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD FRIDAY, JUNE 21, 2024

The Annual Meeting of Stockholders (“Annual Meeting”) of Atea Pharmaceuticals, Inc., a Delaware corporation (“Atea” or “Company”), will be held on Friday, June 21, 2024 beginning at 9:00 a.m. Eastern Time.

The Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions and vote electronically during the meeting by visiting www.virtualshareholdermeeting.com/AVIR2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will be held for the following purposes:

1.
To elect Jean-Pierre Sommadossi, Ph.D. and Franklin Berger as Class I Directors to serve until the 2027 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.
2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.
3.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
4.
To transact any other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of Atea common stock as of the close of business on April 24, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to contactus@ateapharma.com stating the purpose of the request and providing proof of ownership of Atea common stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you choose to attend the Annual Meeting, you may vote your shares electronically, even if you have previously voted or returned your proxy by any of the methods described in the Proxy Statement.

By Order of the Board of Directors

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary

Boston, Massachusetts

April 26, 2024

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ATEA PHARMACEUTICALS, INC.

225 FRANKLIN STREET, SUITE 2100

BOSTON, MASSACHUSETTS 02110

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Atea Pharmaceuticals, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually via live webscast on Friday, June 21, 2024 (“Annual Meeting”), beginning at 9:00 a.m. Eastern Time, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of our common stock, $0.001 par value per share (“Common Stock”), as of the close of business on April 24, 2024 (“Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 84,223,100 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 21, 2024

This Proxy Statement and our Annual Report for the year ended December 31, 2023 are available at www.proxyvote.com and in the Investor section of our website at www.ateapharma.com.

In this Proxy Statement, “Atea”, “Company”, “we”, “us”, and “our” all refer to Atea Pharmaceuticals, Inc.

Attending the Meeting

You may attend the Annual Meeting and submit your questions and vote electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVIR2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.
To elect Franklin Berger and Jean-Pierre Sommadossi, Ph.D., as Class I Directors to serve until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified.
2.
To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.
To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers.
4.
To transact any other business that may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or Internet, your shares will be voted on your behalf as you direct. You may also vote your shares electronically during the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

•
FOR the election of Jean-Pierre Sommadossi, Ph.D. and Franklin Berger as Class I Directors;
•
FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•
FOR the approval, on advisory (non-binding) basis of the compensation of the Company's named executive officers.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Atea’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Atea is making this Proxy Statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2024 , we will begin mailing to our stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report and vote electronically. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Who may attend and vote at the Annual Meeting?

You may attend and vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 24, 2024, the Record Date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 84,223,100 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Stockholders of Record. A record holder holds shares in his or her name. If you are a record holder, your set of proxy materials has been sent to you directly by us and you may attend and vote at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/AVIR2024. To attend and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in the name of a bank or broker on your behalf, you are considered the “beneficial owner” of those shares and the shares are considered held in “street name.” If you hold your shares in street name, proxy materials have been forwarded to you by your bank or broker and you may attend and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVIR2024 and entering the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the Annual Meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you encounter any technical difficulties accessing the meeting webcast or during the meeting webcast, please call the technical support number located on www.virtualshareholdermeeting.com/AVIR2024.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the meeting.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote in advance of the Annual Meeting?

Stockholders of Record. If you are a stockholder of record, you may vote:

•
by Internet—You may vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card. You will need the 16-digit control number included on your proxy card or voting instruction form. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 20, 2024.
•
by Telephone—You may vote by telephone by calling 1-800-690-6903 by following the instructions on your proxy card or voting instruction form. You will need the 16-digit control number included on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time by June 20, 2024.
•
by Mail—You may vote by mail by signing, dating and mailing the proxy card, which you may have received by mail. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by June 20, 2024.
•
Electronically at the Meeting—You may vote electronically at the meeting. To do so, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name, you may visit www.virtualshareholdermeeting.com/AVIR2024 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website to access the Annual Meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board recommendations for each proposal are indicated on page 2 of this Proxy Statement.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of revocation to the Secretary of Atea prior to the Annual Meeting; or
•
by attending and voting electronically during the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

Will there be a question and answer (Q&A) session during the Annual Meeting?

As a part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the meeting that are pertinent to the Company and the meeting matters as time permits after the completion of the Annual Meeting official business. Each stockholder is limited to one question to allow us to answer questions from as many stockholders as possible. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company including the status or results of our business since our last Quarterly Report on Form 10-Q;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already asked by another stockholder;
•
related principally to the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who may attend and vote at the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required for Approval	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of two Class I Directors to hold office until the 2027 annual meeting of stockholders	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of KPMG as our independent registered public accounting firm and the approval of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions will have no effect on the ratification of the appointment of KPMG and the approval of the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or the approval of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the conclusion of the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board has fixed the number of directors at seven. Under our Restated Certificate of Incorporation, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors and the three classes having staggered terms. At each annual meeting of the stockholders, one class of directors is elected for a three-year term to succeed the directors of the same class whose term is then expiring.

At the Annual Meeting, the terms of the current Class I directors, Franklin Berger and Jean-Pierre Sommadossi, Ph.D., are scheduled to expire. The Board has nominated each of Mr. Berger and Dr. Sommadossi for re-election as Class I Directors at the Annual Meeting. If re-elected, Mr. Berger and Dr. Sommadossi will hold office until the 2027 annual meeting of stockholders and until each of such director’s respective successor is elected and qualified or until each of such director’s earlier death, resignation or removal.

The Board believes that there is no single approach to corporate governance that is appropriate for all companies and that the key consideration in determining whether to implement a particular governance practice at Atea is whether that practice promotes the interests of our stockholders, taking into account the specific circumstances of Atea. In consultation with the Nominating and Corporate Governance Committee, the Board has reviewed the rationale for its current classified board structure and has determined that such structure remains appropriate for us at this time. A classified structure provides our Board with stability, continuity, institutional knowledge and experience with the opportunities, risks and challenges we have previously encountered and may again encounter. This structure also helps to resist pressure to focus on short term results at the expense of longer term value and success which is especially important in our industry given the multi-year time horizons required for successful development of biopharmaceutical products and product candidates.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected. If either nominee is unable to serve or for good cause will not serve as a director, it is intended that the proxies will be voted for any substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected.

Vote Required

Directors will be elected by a plurality of the votes cast by the stockholders, present or represented by proxy at the Annual Meeting. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes with respect to either or both Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the Class I Director nominees named below.

Class I Director Nominees For Re-Election at the Annual Meeting (terms to expire at the 2027 annual meeting)

The current members of the Board who are nominees for re-election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Atea
Franklin Berger	74	2019	Director
Jean-Pierre Sommadossi, Ph.D.	68	2014	Founder, President, Chairman and Chief Executive Officer (“CEO”)

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the Annual Meeting are as follows:

Franklin Berger

Franklin Berger has served as a member of our Board and as the Lead director since September 2019. Mr. Berger has served as Founder and Managing Director at FMB Research LLC, a consulting firm, since June 2005. From January 2007 to June 2008, Mr. Berger also worked at Sectoral Asset Management Inc., an investment management firm, as a founder of the small-cap focused NEMO Fund. Prior to that, he served at J.P. Morgan Securities, a securities brokerage company, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst and served in similar capacities at investment banking firms Salomon Smith Barney and Josephthal & Co. Mr. Berger has also served on the board of directors of Satellos Bioscience Inc. since September 2023, ESSA Pharma Inc. since March 2015, Kezar Life Sciences, Inc. since January 2016 and Atreca Inc. since October 2014. Mr. Berger previously served on the board of directors of Rain Therapeutics Inc. from May 2020 to January 2024, BELLUS Health, Inc. from May 2010 to June 2023, Tocagen, Inc. from October 2014 to December 2020, Proteostasis Therapeutics, Inc. from February 2016 to December 2020 and Five Prime Therapeutics, Inc. from October 2014 to April 2021. Mr. Berger received his B.A. and M.A. from Johns Hopkins University and his M.B.A. from Harvard Business School.

We believe that Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board.

Jean-Pierre Sommadossi, Ph.D.

Jean-Pierre Sommadossi, Ph.D., is the founder of our Company and has served as our President and CEO and as Chairman of our Board since July 2012. Prior to that, he co-founded and held several roles at Idenix Pharmaceuticals, Inc., from 1998 to 2010, including Principal Founder and Chief Executive Officer and Chairman. Dr. Sommadossi also co-founded Pharmasset, Inc., a biopharmaceutical company, in 1998. Dr. Sommadossi also serves as Chairman of the board of directors of Panchrest, Inc., a marketing authorized representative in healthcare, since 2013, and as Chairman of the board of directors of Biothea Pharma, Inc., a biotechnology company, since 2021. Dr. Sommadossi has also served as a member of the board of directors of The BioExec Institute since 2004. Previously, Dr. Sommadossi served on the board of directors of ABG Acquisition Corporation from February 2021 to February 2023, as Chairman of the board of directors of Kezar Life Sciences, Inc., a biopharmaceutical company, from June 2015 to May 2022, Vice Chairman of the board of directors of Rafael Pharmaceuticals, Inc., a biopharmaceutical company, from October 2016 to November 2020 and as Chairman of the board of directors of PegaOne, Inc., a biopharmaceutical company from September 2020 to January 2021. Dr. Sommadossi also served as a member of the Harvard Medical School Discovery Council from 2010 to 2021. Dr. Sommadossi received his Ph.D. and Pharm.D. degrees from the University of Marseilles in France.

We believe that Dr. Sommadossi’s scientific expertise and extensive operational, strategic and management experience in the biopharmaceutical industry qualifies him to serve on our Board.

Continuing Members of the Board

Class II Directors (terms to expire at the 2025 annual meeting)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Atea
Bruno Lucidi	64	2014	Director
Polly Murphy, D.V.M, Ph.D.	59	2020	Director
Bruce Polsky, M.D.	70	2014	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Bruno Lucidi

Bruno Lucidi has served as a member of our Board since September 2014. Mr. Lucidi has served as an independent consultant to biotechnology companies since July 2013. Mr. Lucidi served as a Life Sciences Expert at Wallonia Trade and Foreign Investment Agency, an economic development agency, from January 2017 to June 2020. From October 2017 to September 2019, Mr. Lucidi was Chief Executive Officer at AgenTus Therapeutics, a pre-clinical stage biopharmaceutical company. Mr. Lucidi has more than 35 years of experience in the pharmaceutical industry. He held Senior Executive positions at Bristol-Myers Squibb, Johnson and Johnson and GSK and he has been CEO and Chairman of the board of several biopharmaceutical companies in Europe and the US. Mr. Lucidi was trained in Oncology at the Gustave Roussy Institute, Villejuif, France, in Marketing and Strategic Management of Companies at the Ecole Superieure de Commerce, Paris, France, and in Finance, Merger and Acquisitions at the Investment Banking Institute in New York.

We believe that Mr. Lucidi is qualified to serve on our Board due to his extensive experience in the life sciences industry.

Polly A. Murphy, D.V.M., Ph.D.

Polly A. Murphy, D.V.M., Ph.D. has served as a member of our Board since August 2020. Dr. Murphy has served as Chief Business Officer at UroGen Pharma, Inc. since August 2020. Prior to that, Dr. Murphy served in various leadership roles at Pfizer, Inc. from September 2008 to August 2020, including as Vice President and Head of Commercial Development Pfizer Oncology Business Unit from January 2019 to August 2020, Vice President and Head of Global Marketing and Commercial Development Pfizer Oncology Business Unit from June 2017 to December 2018, and as Vice President and Head of Strategy and Business Development for Pfizer China from November 2013 to May 2018. Dr. Murphy has served on the board of directors of Celcuity Inc. since September 2022. Dr. Murphy received her D.V.M. and Ph.D. from Iowa State University and M.B.A. from Nova Southeastern University.

We believe Dr. Murphy is qualified to serve on our Board due to her experience in the pharmaceutical industry in business development and commercialization.

Bruce Polsky, M.D.

Bruce Polsky, M.D., has served as a member of our Board since November 2014. Dr. Polsky is the chair of the Department of Medicine at NYU Langone Hospital – Long Island in Mineola, New York, where he has practiced since May 2015. He also has served as professor and Chair of the Department of Medicine at NYU Grossman Long Island School of Medicine and as an Associate Dean at NYU Grossman Long Island School of Medicine since February 2019. Dr. Polsky is a leading clinical virologist who played an active role in clinical investigations of HIV/AIDS, HBV, HCV and other viral infections. From December 1998 to May 2015, Dr. Polsky was at Mount Sinai St. Luke’s and Mount Sinai Roosevelt Hospitals, where he served as Chair of the Department of Medicine and as Chief of the Division of Infectious Diseases, among other positions. Dr. Polsky received his M.D. from Wayne State University.

We believe Dr. Polsky is qualified to serve on our Board due to his extensive clinical experience in the life sciences industry.

Class III Directors (terms to expire at the 2026 annual meeting)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Atea
Jerome Adams, M.D.	49	2021	Director
Barbara Duncan	59	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Jerome Adams, M.D.

Jerome Adams, M.D., has served as a member of our Board since May 2021. Dr. Adams has also served as Director of Health Equity Initiatives at Purdue University since October 2021. Dr. Adams served as the 20th Surgeon General of the United States from September 2017 to January 2021, where he focused on the opioid epidemic and was a member of the COVID-19 Task Force. Prior to that, Dr. Adams served as the State Health Commissioner for the State of Indiana from November 2014 to September 2017, where he presided over Indiana’s efforts to deal with state-wide, unprecedented HIV outbreak. Dr. Adams was a practicing anesthesiologist and Associate Professor in the Department of Anesthesiology at Indiana University from January 2008 to September 2017. Earlier in his career, Dr. Adams was a Clinical Research Assistant at Eli Lilly and Company. He has served in leadership positions at a number of professional organizations, including the American Medical Association, the Indiana State Medical Association, and the Indiana Society of Anesthesiologists. Dr. Adams received his B.S. in Biochemistry and B.A. in Psychology from the University of Maryland, Baltimore County, his M.D. from the Indiana University School of Medicine and his M.P.H. from the University of California, Berkeley.

We believe that Dr. Adams’ extensive scientific expertise and public sector experience, including his work on the COVID-19 Task Force, qualifies him to serve on our Board.

Barbara Duncan

Barbara Duncan has served as a member of our Board since October 2020. Ms. Duncan served at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, as Chief Financial Officer and Treasurer from May 2009 to June 2016. Ms. Duncan has served on the board of directors of Halozyme, Inc. since February 2023, as Chair of the board of

Fusion Pharmaceuticals Inc. since November 2020, and on the board of directors of Ovid Therapeutics, Inc. since June 2017. Previously, Ms. Duncan served on the boards of directors of Jounce Therapeutics, Inc. from June 2016 to May 2023, Adaptimmune Therapeutics plc from June 2016 to June 2023, Immunomedics, Inc. from March 2019 to October 2020, Innoviva, Inc., from November 2016 through April 2018, Aevi Genomic Medicine, Inc., from June 2015 through January 2020 and ObsEva S.A. from November 2016 to May 2021. Ms. Duncan received her B.A. from Louisiana State University and her M.B.A. from the Wharton School, University of Pennsylvania.

We believe Ms. Duncan is qualified to serve on our Board due to her experience in the biopharmaceutical industry, including her service on the boards of directors of other public companies in the industry.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

KPMG has audited our consolidated financial statements since the fiscal year ended December 31, 2014. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit, tax and non-audit related services. A representative of KPMG is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of KPMG is not ratified by our stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of KPMG is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

KPMG Fees

The following table sets forth the fees billed to us by KPMG, our independent registered public accounting firm, during each of the last two fiscal years for audit and other services:

Fee Category	2023	2022
Audit Fees	$617,900	$961,367
Tax Fees	15,000	15,000
Total Fees	$632,900	$976,367

Audit Fees

Audit fees include fees for the audit of our consolidated financial statements and the review of unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q and assurance services associated with our SEC registration statements in connection with our shelf registration.

Tax Fees

Tax fees consist of fees for tax consulting services relating to the preparation of change of ownership analyses.

For the fiscal years ended December 31, 2022 and 2023, KPMG did not provide the Company with audit-related services or other non-audit services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be provided to us by KPMG. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of audit services and permitted non-audit services provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

All KPMG services and fees in the fiscal years ended December 31, 2023 and 2022 were pre-approved in accordance with the pre-approval policy by the Audit Committee or an Audit Committee member with properly delegated authority.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed Atea's audited financial statements for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and Atea's independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Atea's independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.

Atea's independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the rules of the PCAOB describing all relationships between the independent registered public accounting firm and Atea, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Atea.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Atea's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Barbara Duncan (Chair)

Franklin Berger

Bruno Lucidi

PROPOSAL 3 – APPROVAL ON AN ADVISORY (NON-BINDING) BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board is committed to excellence in governance. As part of this commitment and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and Section 14A(a)(1) of the Securities Exchange Act of 1934 ("Exchange Act"), our stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. This proposal is commonly known as a “Say-on-Pay Vote.” The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices as described in this Proxy Statement.

The compensation of our named executive officers is described below in the “Executive Officer and Director Compensation” section of this Proxy Statement. We believe that our compensation policies and decisions are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with the interests of our stockholders and consistent with market practices. Our executive compensation program is designed to enable us to attract and retain in a competitive and dynamic market talented and experienced executives who are effectively incentivized to drive the attainment of Company performance goals that are expected to promote our success.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Named Executive Officer Compensation Overview, the compensation tables and narrative discussion.”

As an advisory approval, this proposal is not binding upon the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee intends to carefully consider the outcome of this vote in making future compensation decisions for our named executive officers.

In accordance with the “once a year” frequency of Say-on-Pay Votes that our stockholders approved at our 2022 annual meeting of stockholders, the Board has determined that Say-on-Pay Votes will be held on an annual basis. The Board expects the next Say-on-Pay Vote to be held at our 2025 annual meeting of stockholders.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote, on an advisory (non-binding) basis, FOR the approval of the compensation of our Named Executive Officers.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for each of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Public Policy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. These documents are accessible in the “Investors—Corporate Governance—Documents and Charters” section of our website located at www.ateapharma.com. Copies of each of these documents may also be obtained by writing to our Secretary at our offices at 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110.

Board Composition

Our Board currently consists of seven members: Jerome Adams, M.D., Franklin Berger, Barbara Duncan, Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., Bruce Polsky, M.D. and Jean-Pierre Sommadossi, Ph.D.

Classified Board and Staggered Terms

As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Such additional directorships or any vacancies on the Board may be filled only by the affirmative vote of a majority of remaining directors then in office even if less than a majority. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

Our Board has affirmatively determined that each of Jerome Adams, M.D., Franklin Berger, Barbara Duncan,

Bruno Lucidi, Polly A. Murphy, D.V.M., Ph.D., and Bruce Polsky, M.D. qualifies as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Jean-Pierre Sommadossi, Ph.D., our CEO, is not independent.

There are no family relationships among any of our directors or executive officers.

Board Meetings and Attendance

Our Board met five times during the year ended December 31, 2023 and each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served.

We encourage all our directors to attend our annual meeting of stockholders. All seven members of our Board at the time of the 2023 annual meeting of stockholders attended the meeting.

The significant experience and skills of each of our director nominees and our other directors that we think is especially relevant to his or her service on our Board are detailed in the matrix below.

Board Experience and Diversity Matrix

	Director Nominees		Continuing Directors
	Berger	Sommadossi	Lucidi	Murphy	Polsky	Adams	Duncan
Drug Development/ Scientific Experience		●		●	●	●
Lifesciences/Healthcare Industry	●	●	●	●	●	●	●
Business Development and M & A	●	●	●	●	●	●	●
Finance and Audit	●	●	●				●
Strategic Partnering	●	●	●	●		●	●
Senior Executive Role	●	●	●	●	●	●	●
Public Company Boards	●	●	●	●	●		●

Our Board diversity statistics in accordance with NASDAQ Rule 5606, as self-disclosed by our directors are detailed below.

Board Diversity Matrix (as of April 24, 2024)
Part I: Gender Identity	Female	Male
Directors	2	5
Part II: Demographic Background
African American or Black	0	1
White	2	4

Director Candidates

The Nominating and Corporate Governance Committee is responsible for searching for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates.

To facilitate the search process, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask our directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates the candidates’ independence from the Company and any potential conflicts of interest and determines if the candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can further the Company’s success and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholder Recommendations for Director Candidates

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Atea Pharmaceuticals, Inc., 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110. In the event there is a vacancy, and assuming that appropriate biographical and background materials have been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Engagement and Communications

Stockholders Engagement with the Board

Our Board values the opportunity to engage with our stockholders. Any stockholder who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Compensation, Nominating and Corporate Governance and Strategy and Public Policy Committee or to the non-management directors as a group, may do so by addressing such communications or concerns to the Secretary, Atea Pharmaceuticals, Inc., 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110 who will provide such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Stockholders Engagement with Management

Consistent with our commitment to enabling open and ongoing dialogue with stockholders, members of the Atea management team actively engage and meet with stockholders throughout the year. In addition to individual meetings with stockholders, members of our management team participate in numerous healthcare investment banking conferences, which include Company presentations and fireside chats and the Company regularly hosts quarterly financial and business updates which include question and answer sessions. Replays of the most recent of these events are accessible in the “Investors” section of our website located at www.ateapharma.com. We believe this active engagement enables us to better understand the perspectives of our stockholders and enables feedback channels that provide a valuable way to receive ongoing input from our stockholders and potential investors.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, director responsibilities, board meetings, access to senior management, succession planning, board committees, compensation and risk management.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and CEO may be separated or combined as determined appropriate by the Board in light of prevailing circumstances. Currently, Jean-Pierre Sommadossi serves in the combined role of Chairman of the Board and CEO. The Board has concluded that combining the roles of Chairman of the Board and CEO is best for Atea and our stockholders at this time. The combined role promotes unified leadership by Dr. Sommadossi and allows for a single clear focus for management to execute the Company's strategy and business plans while maintaining appropriate safeguards and oversight by independent non-management directors. The Board will continue to exercise its judgment on an ongoing basis to determine the Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functionality of both the Board and management and facilitating effective communication between the two.

Our Corporate Governance Guidelines also provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors of the Board may elect a Lead Director. Franklin Berger currently serves as our Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the CEO and Chairman of the Board.

Board’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk management. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our management is responsible for implementing and supervising risk management and mitigation processes on a day-to-day basis.

Routinely, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, management reviews these risks with the Board at regular Board and Board committee meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. When a Board committee is responsible for evaluating and overseeing a particular risk, the Chair of that committee reports on it to the full Board at regular meetings of the Board so that the Board can coordinate the risk oversight role among the responsible parties. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is accessible in the “Investors—Corporate Governance—Documents and Charters” section of our website located at www.ateapharma.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging and Anti-Pledging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. Among other things, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. The policy also prohibits our directors, officers and employees and any entities they control from purchasing or holding the Company's equity securities in a margin account or from pledging the Company's securities as collateral for a loan.

COMMITTEES OF THE BOARD

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Strategy and Public Policy, each of which is comprised solely of independent directors and operates under a written charter that has been approved by our Board. The charters for each of these committees are available in the “Investors—Corporate Governance—Documents and Charters” section of our website located at www.ateapharma.com.

The table below sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy and Public Policy
Jerome Adams, M.D.			✓	Chair
Franklin Berger	✓	Chair
Barbara Duncan	Chair		✓
Bruno Lucidi	✓	✓
Polly Murphy, D.V.M., Ph.D.			Chair	✓
Bruce Polsky, M.D.		✓		✓
Jean-Pierre Sommadossi, Ph.D.	—	—	—	—

Audit Committee

Our Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;
•
discussing the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management;
•
overseeing the management of the Company’s financial and cybersecurity risks;
•
meeting independently with our independent registered public accounting firm and management;
•
reviewing all related person transactions for potential conflicts and approving or ratifying all appropriate transactions;
•
periodically reviewing our investment policy;
•
preparing the audit committee report required by the SEC rules to be included in our annual proxy statement; and
•
establishing procedures for the confidential, anonymous submission of complaints and concerns regarding accounting, internal controls or auditing matters.

The members of the Audit Committee are Barbara Duncan, who serves as the chair of the committee, Franklin Berger and Bruno Lucidi. Our Board has affirmatively determined that each member of the Audit Committee is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq rules, including those related to audit committee membership, and meets the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that Ms. Duncan qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.

The Audit Committee met five times during the year ended December 31, 2023. The report of the Audit Committee is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee

Our Compensation Committee's responsibilities include:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;
•
overseeing and administering our cash and equity incentive plans;
•
appointing and overseeing independent compensation consultants;
•
reviewing and making recommendation to the Board with respect to director compensation;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” to the extent required by SEC rules to be included in our annual proxy statement;
•
working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers;
•
preparing the compensation committee report to the extent required by SEC rules to be included in our annual proxy statement; and
•
administrating and overseeing the Company’s compliance with the administration of the compensation recovery policy.

The members of the Compensation Committee are Franklin Berger, who serves as the chair of the committee, Bruno Lucidi and Bruce Polsky. The Board has determined that each member of the Compensation Committee qualifies as an independent director under the Nasdaq rules including the heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. The Compensation Committee met six times during the year ended December 31, 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become Board members;
•
recommending to the Board the persons to be nominated for election as directors and to be appointed to each board committee;
•
developing and recommending to the Board corporate governance principles;
•
reviewing the Board’s leadership structure; and
•
overseeing a periodic self evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Polly Murphy, who serves as the chair of the committee, Jerome Adams and Barbara Duncan. The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an independent director under the Nasdaq rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or to consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2023.

Strategy and Public Policy Committee

Our Strategy and Public Policy Committee’s responsibilities include:

•
identifying, assessing and responding to general strategic issues, public policy, government affairs and patient advocacy trends;
•
overseeing the Company’s governmental and legislative affairs and patient advocacy response activities; and
•
reviewing collaboration agreements, alliances and similar material corporate transactions, advising management and making recommendations to the Board regarding the foregoing.

The members of the Strategy and Public Policy Committee are Jerome Adams, who serves as the chair of the committee, Polly Murphy and Bruce Polsky. The Strategy and Public Policy Committee met one time during the year ended December 31, 2023.

Our Environmental Sustainability and Social Responsibility Efforts

We understand the importance of promoting responsible and meaningful environmental and social impact practices and strongly believe that doing so can create long-term benefits for our corporate strategy, risk management and corporate performance. Our Board is actively committed to these matters, and together with management, we are working to formulate how our Board can best oversee environmental and social matters.

We also understand that environmental and social matters, including matters regarding climate change and human rights, are increasingly important to investors and we are in the process of assessing how to best incorporate these matters into our strategy and operations.

Our employees are integral to our long-term success, and we believe that by proactively creating a positive culture, we drive business and patient impact—together. We seek to create a positive culture by cultivating an inclusive, collaborative and open environment where all employees are empowered to contribute and be rewarded by our long-term success. We are proud that our organization represents a commitment to diversity at every level. In addition to the two members of our Board identifying as women, over half of all our employees and approximately half of our senior management identify as women.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Title
Jean-Pierre Sommadossi, Ph.D.*	68	President, CEO and Chairman of the Board
Andrea Corcoran	61	Chief Financial Officer, Executive Vice President, Legal and Secretary
Janet Hammond, M.D., Ph.D.	64	Chief Development Officer
Maria Arantxa Horga, M.D.	55	Chief Medical Officer
John Vavricka	60	Chief Commercial Officer
Wayne Foster	55	Executive Vice President and Chief Accounting Officer

*Dr. Sommadossi is a current Board member and a nominee for re-election to the Board as a Class I director. Please see his biography on page 7 of this Proxy Statement.

Andrea Corcoran has served as our Chief Financial Officer since October 2020, our Secretary since September 2014 and our Executive Vice President, Legal since December 2013. Ms. Corcoran also served as Executive Vice President, Administration from September 2014 to October 2020. Prior to joining us, Ms. Corcoran served as Senior Vice President, Strategy and Finance at iBio, Inc., from 2011 to 2012, as General Counsel and Secretary at Tolerx, Inc., from 2007 to 2011, and as Executive Vice President of Idenix Pharmaceuticals, Inc. from 1998 to 2007. Ms. Corcoran received her J.D. from Boston College Law School and her B.S. from Providence College.

Janet Hammond, M.D., Ph.D. has served as our Chief Development Officer since August 2020. Prior to joining us, Dr. Hammond served at AbbVie, Inc., from November 2016 to August 2020 as Vice President and Therapeutic Area Head for General Medicine and Infectious Disease Development and at F. Hoffmann-La Roche from March 2011 to November 2016 as Senior Vice President, Global Head of Infectious Diseases and Head of Pharmaceutical Research and Early Development China. Dr. Hammond received her M.D. and Ph.D. from the University of Cape Town, South Africa, and her Sc.M. in Clinical Investigation from Johns Hopkins University School of Hygiene and Public Health.

Maria Arantxa Horga, M.D. has served as our Chief Medical Officer since January 2021 and previously served as our Acting Chief Medical Officer since October 2020 and as Executive Vice President, Clinical Sciences since August 2020. Prior to joining us, Dr. Horga served as Vice President, Pharmacovigilance and Medical Affairs at Biohaven Pharmaceuticals from October 2019 to August 2020. Prior to that, Dr. Horga served as Vice President, Global Head of Clinical Program Execution, Site Head of the Roche NY Innovation Center from July 2017 to August 2019, and as Global Head of Translational Medicine, Infectious Diseases at F. Hoffmann-La Roche from 2012 to 2016. Dr. Horga received her M.D. from the Santander School of Medicine and completed her residency in Pediatrics and a fellowship in Pediatric Infectious Diseases at the Mount Sinai School of Medicine.

John Vavricka has served as our Chief Commercial Officer since October 2018. From March 2015 to June 2021, Mr. Vavricka also served as the Chief Executive Officer of Biothea Pharma, Inc., which he co-founded. Prior to that Mr. Vavricka founded and served as the Chief Executive Officer and President of Iroko Pharmaceuticals, Inc., from 2007 to 2015. Mr. Vavricka received his B.S. from Northwestern University.

Wayne Foster has served as our Executive Vice President, Finance and Chief Accounting Officer since January 2022. Prior to that he served as our Senior Vice President, Finance and Administration from December 2019 to January 2022. Before joining us, Mr. Foster served as Vice President of Finance at Mersana Therapeutics, Inc., from January 2012 to September 2019. Mr. Foster received his B.B.A. from the University of Massachusetts Amherst.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

As of June 30, 2023, we qualify as a smaller reporting company under the SEC rules. As a smaller reporting company, we are subject to reduced SEC compensation disclosure requirements. Despite this, we have chosen to go beyond the minimum requirements in this Proxy Statement by providing supplementary voluntary disclosures. Our goal is to offer our stockholders a comprehensive understanding of the rationale, guiding principles and policies that our Compensation Committee and Board followed when determining the compensation for our named executive officers (“NEOs”) for the 2023 fiscal year. In conjunction with the non-binding advisory vote on our executive compensation program at this Annual Meeting, commonly referred to as a “Say-on-Pay Vote,” we are presenting this additional information in an effort to ensure our stockholders are well equipped to make an informed decision. See Proposal 3 for the Say-on-Pay Vote. Please read this Named Executive Officer Compensation Overview in conjunction with the tables and narrative in this “Executive Officer and Director Compensation” section, which provide additional compensation information for each of our NEOs.

Named Executive Officer Compensation Overview

Our Compensation Committee is responsible for overseeing and making recommendations to our Board regarding the compensation of our NEOs including base salary, cash and equity incentive compensation levels and awards, severance arrangements, change in control benefits and other forms of executive compensation. The Compensation Committee is also responsible for evaluating our performance against our corporate goals, assessing the performance of our NEOs and making related recommendations to our Board, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent.

Our NEOs for 2023 were:

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Jean-Pierre Sommadossi, Ph.D., our Founder, CEO and President;
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Andrea Corcoran, our Chief Financial Officer and Executive Vice President, Legal;
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Janet Hammond, M.D., Ph.D., our Chief Development Officer;
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Maria Arantxa Horga, M.D., our Chief Medical Officer; and
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Wayne Foster, our Executive Vice President, Chief Accounting Officer.

As a smaller reporting company, we are generally required to provide compensation information for our principal executive officer and our two most highly compensated executive officers serving at the end of the last completed fiscal year. However, in addition to the compensation of our principal executive officer, we have elected to provide voluntary disclosure of the compensation of our principal financial officer and our three most highly compensated executive officers serving at the end of the last completed fiscal year. We refer to all of these individuals as our “NEOs” in this Proxy Statement.

Executive Summary

Company Background

Atea is a clinical-stage biopharmaceutical company focused on discovering and developing oral antiviral therapeutics to improve the lives of patients suffering from serious viral infections. Currently, we are developing our lead product candidate, bemnifosbuvir as a monotherapy for the treatment of coronavirus disease 2019 (“COVID-19”) and we are developing bemnifosbuvir in combination with ruzasvir for the treatment of Hepatitis C virus ("HCV").

COVID-19

More than four years after emerging as a global pandemic and public health crisis, COVID-19 remains a persistent and serious health threat because of continued variant fueled surges of infection. The near-term objective of our COVID-19 program is to address the current unmet medical needs of high-risk patients by developing bemnifosbuvir as a safe, effective and convenient, oral antiviral without the key limitations of current COVID-19 treatment options, which include drug-drug interactions, tolerability issues and other safety concerns.

Currently, we are conducting SUNRISE-3, a global Phase 3 clinical trial that is evaluating bemnifosbuvir in high-risk patients with mild to moderate COVID-19. The primary endpoint of SUNRISE-3 is all-cause hospitalization or death through Day 29 in patients receiving bemnifosbuvir as a monotherapy. Secondary endpoints include COVID-19 complications, medically attended visits, symptom rebound/relapse and viral load rebound. Enrollment of patients in the

SUNRISE-3 study was completed in March 2024. We anticipate announcing the results of the SUNRISE-3 study in the second half of 2024.

In parallel with conducting SUNRISE-3, we are engaged in efforts to identify and advance a protease inhibitor product candidate for the treatment of COVID-19. We are seeking a protease inhibitor that is highly potent, well tolerated with few or no significant drug-drug interactions and does not require a pharmacokinetic booster (e.g., ritonavir).

HCV – the combination of bemnifosbuvir and ruzasvir

Despite the availability of direct acting antiviral oral combination treatment regimens, HCV continues to be a serious viral disease in the US where it is estimated that 2.4 million individuals are infected with HCV and globally where it is estimated that approximately 58 million people are living with chronic HCV infection. The objective of our HCV development program is to improve upon the current standard of care by offering, if successfully developed, the combination of bemnifosbuvir and ruzasvir, as a potentially differentiated eight-week duration, pan-genotypic protease inhibitor-free therapeutic regimen for HCV-infected patients with or without cirrhosis.

Currently, we are conducting a Phase 2 clinical trial of bemnifosbuvir in combination with ruzasvir to evaluate the safety and efficacy of the pan-genotypic combination after eight-weeks of treatment in up to 280 treatment naïve HCV infected patients, either without cirrhosis or with compensated cirrhosis. The primary endpoints of the study are safety and sustained virologic response (“SVR”) at Week 12 post-treatment. Other virologic endpoints include virologic failure, SVR at Week 24 post-treatment and resistance. We anticipate announcing the results of the HCV Phase 2 study in the second half of 2024.

Key Aspects of Our 2023 Executive Compensation Program: Strong Performance Orientation

Substantial Majority of Compensation is Variable and At-Risk

Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our stockholders. Generally, this is accomplished by making a substantial portion of our executive officers’ total compensation variable and “at-risk” and by making a meaningful portion performance-based particularly when the program is viewed over a multi-year period. We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective financial or operating goals, such as in our annual cash incentive program, or if it depends on stock price appreciation or value, as in our long-term equity incentive program.

Approximately 88% of our CEO’s 2023 target total direct compensation (consisting of base salary, target annual cash incentive and target fair value of long-term equity incentives) was considered variable and at-risk and approximately 73% of our other NEOs’ 2023 target total direct compensation, on average, was considered variable and at-risk. These high proportions of variable and at-risk compensation enhance the strong link between pay and performance for our CEO and other NEOs and the alignment of their interests with those of the Company and its stockholders.

Performance-Based Equity Granted Periodically (2022 and 2024) in Alignment with Evolution of Business

As evidence of our performance-based approach, at a stage of development of the Company that we believe is earlier than the vast majority of our pre-commercial biopharmaceutical peer companies, in 2022, our Compensation Committee introduced and awarded performance-based restricted stock units (“PSUs”) to our NEOs. The 2022 PSUs will be earned, if at all, based on achievement of key clinical and other development metrics that are intended to be realized over a three year period. These metrics were considered by both the Compensation Committee and the Board as key milestones toward the realization of our long-term success and are expected to drive significant value creation for our stockholders.

In 2024, with the performance period for the 2022 PSUs nearing its conclusion in January 2025, and considering that the advancing development of our product candidates was yielding the possibility of establishing meaningful clinical and operational performance metrics that differ from the 2022 PSU performance metrics, the Compensation Committee determined to once again award PSUs to our NEOs with a multi-year performance period as a part of the 2024 long-term equity compensation program. These PSUs represent more than 50% of the grant date fair value of the long-term incentive equity awards for our CEO for 2024, making the majority of total target 2024 compensation of the CEO performance-based.

2023 CEO and NEO Equity Compensation

Consistent with the market practice of similar biopharmaceutical companies, and in order to focus executives on growth and increasing stockholder value at this stage of our development, in 2023, each of our CEO and other NEOs were awarded stock options. Each of our NEOs were also awarded restricted stock units (“RSUs) as a part of the 2023 equity compensation program.

RSUs	Stock Options

Given the significance of the milestones constituting the 2022 PSU metrics, the lengthy development timelines for our product candidates, the stage of our Company which makes many financial-based performance metrics unsuitable and the ongoing performance incentive created by the 2022 PSUs, the Compensation Committee determined in 2023 to award RSUs to our NEOs, rather than PSUs in addition to stock options. The Compensation Committee believes that RSUs with a multi-year vesting feature promote the retention of our NEOs with incentives to remain in service to the Company during the vesting period.

In our view, stock options, including those awarded in 2023, are inherently performance-based, requiring stock price appreciation before there is any value earned, and are a direct and straightforward means of incentivizing our executives.  In addition, stock options reward our NEOs for increasing stockholder value over the lengthier term of the option, relative to other forms of equity compensation, which we believe aligns well with the biopharmaceutical development cycle which extends for a number of years.

Short-Term Annual Cash Incentive: Rigorous, Pre-Set Financial, Operating, and Regulatory/Product Development Goals, Strong Performance Achievement, and Annual Incentive Plan Payouts Reflecting Pay for Performance Alignment

At the outset of 2023, we established goals for research and development and organizational development under our annual performance-based cash incentives. These goals were rigorous, aggressive, and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks of our product candidate programs.

In early 2024, the Compensation Committee assessed our performance against our 2023 corporate goals under the annual bonus program. These determinations resulted in the Compensation Committee recommending, and the Board establishing, an 87.5% level of achievement for the Company against the corporate goals for 2023. This performance below the target level shows the rigor of our goals and of the Compensation Committee’s challenging performance assessment, and demonstrates the strong pay for performance alignment of our program. The alignment of the executive compensation program is underscored in view of the fact that when achievement of corporate goals is below target levels, as it was in 2023, at 87.5% of target, payouts are less, and when achievement of corporate goals is above target level, as it was in 2022, at 115% of target, payouts are more.

Peer Group: Assessed and Updated Peer Group to Reflect Current Market Capitalization

Consistent with best practices for corporate governance, the Compensation Committee annually reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, in the second half of 2022, the Compensation Committee conducted a review of our peer group to ensure its continued appropriateness, and updated the peer group utilized by our Compensation Committee with respect to compensation decisions in 2023. In light of the change in our organizational size and market capitalization, the Compensation Committee revised the peer group selection criteria. The peer group selection criteria were updated to reference a market capitalization range of 1/3 to 3x the Company’s market capitalization and headcount below 225 employees based on the publicly available data at the time of selection, which resulted in the removal of three companies and the addition of two new companies, as compared to our 2022 peer group.

Realizable Pay Demonstrates Pay for Performance Alignment

As described in more detail below, a core component of our compensation philosophy is to incentivize our executive officers by creating a strong link between their performance and compensation. To show the alignment of pay outcomes with performance, it is useful to illustrate the amounts realizable for our CEO as of December 31, 2023 relative to the target amount of compensation approved by the Compensation Committee for the relevant year. As an example, as disclosed previously, in 2021, when establishing the annual equity award for Dr. Sommadossi, the Compensation Committee recognized the exceptional performance of the Company in 2020 when the IPO and other corporate and organizational transactions that exceeded expectations were completed. Additionally, the Compensation Committee also took into consideration that Dr. Sommadossi had, in 2020, declined an award of options to purchase 300,000 shares of Common Stock to ensure that there was a pool of shares available for use in connection with other key hires. The reported value of this award at the time was approximately $33.1 million, based on the stock price on the date of grant of $73.00 per share. The closing price on April 24, 2024 was $3.70 per share, making the “intrinsic value” of the grant $0.

Realizable pay shows this relationship because it reflects the actual value of annual cash incentives and equity awards received or to be received by our CEO, and fluctuates with performance and with increases or decreases in stock price. For this reason, contrasting reported pay with realizable pay provides a meaningful demonstration of the pay for performance alignment of Atea’s executive compensation program.

The following charts demonstrate the relationship between the reported and realizable pay values, in each of the past three years, of our CEO’s base salary, annual cash incentive award, and annual equity grants, including PSUs, RSUs and options.

The realizable amount for the annual performance-based cash incentive represents the amount actually paid in respect of the annual cash incentive opportunity for the applicable year. The realizable value of the annual equity grants has been determined 1) for the 2022 PSUs that were unearned as of year-end, by multiplying the target number of PSUs by the stock price per share on the last trading day of 2023; 2) for the 2023 RSUs, by multiplying the number of RSUs by the stock price per share on the last trading day of 2023, and 3) for the 2021, 2022 and 2023 stock options, by determining the intrinsic (or “in the money”) value of vested and unvested stock options, if any, on the last trading day of the year. Because of the decrease in the stock price that is a key component of the equity value, the realizable value of the annual equity grants represented substantially less than the reported value in the Summary Compensation Table for the applicable year, demonstrating the direct link between performance and pay outcomes.

As illustrated above, when the Company does not meet performance targets and/or the stock price decreases, the CEO’s realizable pay is negatively affected.

2023 Executive Compensation Highlights

Our executive compensation program is designed to align our NEO’s interests with the drivers of growth and stockholder returns by focusing our NEO’s efforts upon, and rewarding the achievement of, the Company’s key business goals. Since we rely upon our NEOs and other executives to drive Company performance, our executive compensation programs must also be fair and competitive in order for us to retain executives whose talents, expertise, leadership and contributions facilitate the anticipated success of our long-term business strategy. Pay for performance is a foundational element in our executive compensation program.

Each year, our Compensation Committee reviews our current compensation policies and practices to ensure that these policies and practices are aligned with the realization of our business goals and the interests of our stockholders and that the total compensation paid to our executives is fair and competitive.

Key components of our 2023 executive compensation program are as follows:

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Moderate base salary increases and no changes in target bonus opportunities: Our CEO and each of our other NEOs received a 5% increase in base salary in 2023, which was aligned with the annual merit increase for our employees generally and was determined by the Compensation Committee to be necessary to maintain market competitiveness for our NEOs in a time of increasing cost of living. There were no changes to the target bonus opportunities for any NEO in 2023.
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Maintained practice of awarding substantial portion of compensation on an “at-risk” performance dependent basis: We seek to maximize the alignment between stockholder value creation and executive compensation by emphasizing variable pay tied to performance. The majority of each NEO’s 2023 compensation was “at-risk” and tied to corporate performance, through the annual performance-based cash incentive program and equity-based compensation. We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective financial or operating goals, such as in our annual incentive program, or if it depends on stock price appreciation or value, as in our long-term incentive program.
•
Payout of 87.5% of target annual performance-based cash incentives: In assessing our performance against the annual goals set by the Board to promote our business plan and strategy, our Board determined that we achieved a 2023 corporate performance rating of 87.5% of target. This determination reflects the Board’s assessment that we achieved, and in some cases exceeded, certain of the goals, underperformed and did not reach certain other goals and that overall performance was below the target level. As a result, the actual payout under our annual cash incentive program was reduced below target, underscoring the robust pay for performance nature of this component of our executive compensation program.
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2023 long-term incentive equity grants consisted of stock options and RSUs; PSUs were granted in 2022 and 2024: As described above, consistent with the market practice of similar biopharmaceutical companies, and in order to focus executives on growth and increasing stockholder value at this stage of our development, the Compensation Committee grants stock options, which only have value if the stock price increases after the date of grant. Consistent with its pay for performance approach, in 2022, the Compensation Committee introduced PSUs to the long-term equity award mix. The 2022 PSUs will be earned, if at all, only upon achievement of key research and development milestones which are expected to take up to three years to accomplish. In 2023, desiring to maintain the executives' focus on the achievement of the 2022 PSU key research and development metrics, the Compensation Committee determined to award RSUs in addition to stock options. The Compensation Committee sought to motivate stock price appreciation over the long term through the stock options, because stock options deliver value only if the stock price increases. The RSUs are complementary to the stock options because the RSUs have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company. As described above, the Compensation Committee determined to once again award PSUs in 2024 that are only earned based on the achievement of key milestones over a multi-year performance period.

Compensation Objectives and Philosophy

Our Compensation Committee believes that the most effective compensation program is one that enables us to promote the realization of our mission to advance and deliver oral antiviral therapeutics for patients worldwide affected by serious viral diseases. We do this with a compensation program that:

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enables us to attract and retain executives whose talents, expertise, leadership and contributions will drive Company performance; and
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aligns the interests of our NEOs with those of stockholders by rewarding the achievement of short- and long-term strategic, operational and corporate goals, which we believe serves to enhance short- and long-term value creation for our stockholders.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program to determine elements of compensation and establish compensation levels that the Compensation Committee believes:

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are appropriate based on each executive’s level of experience, performance, growth potential, job responsibility and criticality of role;
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align with our Company’s size and place in its lifecycle;
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are fair and competitive with other companies in our industry that compete with us for executive talent;
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tie a significant portion of each executive’s overall compensation to the achievement of key corporate objectives, which reinforces a pay-for-performance culture within our Company; and
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provide an appropriate mix of short-term incentives to promote achievement of key annual operational objectives and goals and long-term incentives to promote achievement of key strategic objectives and goals.

Compensation Policies and Practices

In addition to facilitating the realization of our stated compensation objectives, our executive compensation program is also reflective of Atea’s ongoing commitment to align with current governance best practices:

What We Do ☑

☑

Pay for Performance: Atea’s compensation program is designed to reinforce our “pay for performance” philosophy. A significant percentage of our NEOs compensation is at “at-risk” and may not be realized if corporate goals are not achieved and long-term value is not created.

☑	Multi-Year Vesting: Equity awards granted to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

☑	Compensation Committee of Independent Directors: Our Compensation Committee is composed of all independent directors.

☑	Independent Compensation Consultant: Our Compensation Committee engages its own compensation consultant and reviews its independence from management on an annual basis

☑	Annual Compensation Review: Our Compensation Committee undertakes a comprehensive review of compensation of our executives, including our NEOs, on an annual basis.

☑

Industry Specific Peer Group: For purposes of providing a reference point and context for executive compensation decisions, the Compensation Committee maintains and annually re-assess the comparability of Atea to an industry specific peer-group.

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Risk Analysis: The Compensation Committee and Board regularly reviews the structure of our executive compensation program to minimize the risk of inappropriate risk-taking by our NEOs and other executive officers.

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Target Pay based on Market Norms: We rely upon market data and advice and recommendations from our independent compensation consultant to assess market norms with respect to both elements of compensation and compensation levels.

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Double-Trigger Change-in-Control: Change in control severance benefits have a double-trigger condition so that enhanced severance compensation and benefits (including the acceleration of equity awards) is only provided upon a qualifying termination that occurs in connection with a change in control.

☑	Hold Annual “Say-on-Pay” vote: Our executive compensation program is subject to an annual advisory vote of our stockholders

What We Don’t Do ☒

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No Guaranteed Compensation: Although we have signed employment agreements with each of our NEOs, these agreements provide for “at will” employment, and none of these agreements provides any guarantees relating to base salary increases or the amounts of any annual incentive awards or long-term equity awards.

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No Hedging or Pledging our Common Stock: Our insider trading policy prohibits all our employees, including our NEOs, and directors from engaging in “hedging”, pledging our common stock as collateral for a loan, or other monetization transactions with respect to our common stock or borrowing against our common stock. The policy also prohibits all our employees, including our NEOs, and directors from purchasing or holding our common stock in a margin account.

☒	No Tax Reimbursements: We do not provide any excise tax reimbursement payments (including “gross-ups”) or reimbursements on any perquisites or other personal benefits.

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No Special Health or Welfare Benefits and Limited Perquisites: Our NEOs and other executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances.

☒

No Special Retirement Benefits: We do not provide defined benefit pension arrangements or post-retirement health coverage for our executive officers or employees. Our NEOs and other executives are eligible to participate in our 401(k) plan on the same basis as our other employees.

Stockholder Engagement and Annual Say-on-Pay Vote on Executive Compensation

At our 2022 annual meeting of stockholders, our stockholders voted in favor of having a nonbinding, advisory vote on the compensation of our NEOs every year. Consistent with this stated preference of our stockholders, our Board determined to hold such a vote every year and we conducted our first annual advisory Say-On-Pay vote in connection with our 2023 annual meeting. At the 2023 annual meeting, our advisory Say-On-Pay vote regarding the compensation of our named executive officers received the support of approximately 72.1% of the votes cast.

In response to the results of this vote and in an effort to ascertain the viewpoints of our stockholders on a number of matters impacting the Company, including our executive compensation program, and to respond accordingly, we sent engagement invitations for meetings during the first quarter of 2024 to our largest institutional stockholders collectively holding approximately 50% of our Common Stock, and made earnest efforts to engage with them. Among the stockholders responding to this outreach, stockholders with passive management styles and a heightened focus on executive compensation and other corporate governance matters (e.g., index funds), collectively holding approximately 30% of our Common Stock, indicated that they had no questions, concerns or feedback regarding the Company that would warrant an engagement conversation, while others indicated that they would reach out to us if engagement or additional information was required. Nevertheless, in response to the feedback we have discerned, we have: 1) adopted a clawback policy (as required), 2) endeavored to make more clear how our annual performance-based cash incentive contains pre-set, objective measures and how our actual performance compares to these measures, and 3) undertaken to detail the performance goals in the PSUs and actual achievement when the performance period ends. We remain committed to stockholder engagement and will continue to seek such meetings and take into consideration feedback we receive from our stockholders. Our Board and Compensation Committee view stockholder outreach as an important channel and a valuable way to receive ongoing input on matters of importance to our stockholders, including our corporate governance practices and our executive compensation philosophy and practices.

Our annual Say-on-Pay Vote will be conducted as a part of the 2024 Annual Meeting. Please see Proposal 3 for additional information.

Overview of Our 2023 Compensation Program

Our Compensation Committee seeks to ensure that our compensation program is aligned with the interests of our stockholders, promotes the attainment our business goals and that the total compensation paid to each of our NEOs is fair, reasonable and competitive.

The primary elements of our executive compensation program are base salary, annual performance-based cash incentive awards and long-term equity incentive awards. These elements are designed to incentivize and reward our executives for the achievement of challenging performance objectives tied to important corporate milestones and increases in stockholder value over time. In allocating between short-term compensation (including base salary and short-term annual cash incentive compensation) and long-term equity incentive compensation, the Compensation Committee seeks to ensure compensation is adequate to attract and retain talent, reward on a current basis the achievement of short-term key operational milestones and reward on a long-term basis the achievement of key strategic objectives and goals. The Compensation Committee believes that achieving a balance of short-term and long-term compensation enhances the opportunity to create and maximize value and aligns the interests of our NEOs and other executives with those of our stockholders.

Key elements of our 2023 executive compensation program included the following:

The biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period involving multiple clinical studies and a rigorous governmental regulatory review and approval process. As a result, traditional financial benchmarking metrics, such as product sales, revenues and profits are inappropriate for a late-stage development company such as Atea. In lieu of financial benchmarking metrics, the Compensation Committee and the Board use key operational and product development metrics to assess the performance of the Company.

Target Compensation Mix

When establishing 2023 compensation packages, our Compensation Committee utilized the three elements noted above to create compensation packages that were intended to appropriately balance fixed and “at-risk” compensation, short- and long-term incentives and cash and non-cash components while aligning the interests of our NEOs with those of our stockholders. Though the Compensation Committee has not adopted any formal or informal policies or guidelines that specify the allocation of compensation between these three elements, consistent with our “pay-for-performance” philosophy, the Compensation Committee has determined that NEO compensation packages must include an emphasis on and substantial portion of variable, at-risk pay while ensuring adequate base salary to attract and retain talent.

Specifically, when 2023 compensation targets were set at the beginning of 2023, approximately 88% of the CEO’s target total direct compensation (defined as base salary, target short-term annual cash incentives, plus the target fair value of long-term equity incentives) was at risk, and 73% of target total direct compensation of our other NEOs, on average, was at-risk. We consider compensation to be “at-risk” if it is dependent upon stock price appreciation or value or if it is subject to achievement of rigorous strategic, business or operational goals. We consider our long-term equity incentive program including the 2023 award of stock options and RSUs, and our annual performance-based cash incentive program to constitute “at-risk” compensation.

The following charts illustrate our emphasis on variable, at-risk pay and long-term incentives, and show annualized base salary, target annual performance-based cash incentive opportunity and the target fair value of long-term equity awards as a percentage of 2023 target total direct compensation, which is the sum of these three elements for 2023.

Process for Setting Executive Compensation

Role of the Compensation Committee and the Board

Annually, our Compensation Committee, which is comprised entirely of independent directors, exercises the authority delegated to it by our Board to review our executive compensation philosophy and strategy, assesses the appropriateness of the peer group of companies used as a reference point for compensation, review the design of the compensation program including an assessment of its risk profile and establishes the components and levels of each element of total target compensation for our employees, including our NEOs and other senior executive team members. As part of this process, our Compensation Committee reviews the mix of compensation elements to ensure performance-based compensation is an appropriate proportion of overall compensation and is aligned with our business goals and strategy. Additionally, the Compensation Committee reviews the overall corporate performance for the year against goals annually approved by the Board and, as applicable, the individual performance of our NEOs and other executive officers. These annual performance reviews are a critical component in the determination by the Compensation Committee of annual cash and equity incentive awards for our NEOs and other executives.

Our Board receives recommendations from the Compensation Committee but retains the authority to approve those matters that have been delegated to the Compensation Committee, including establishing the key annual operational goals under our annual performance based cash incentive plan and determining the level of achievement of such goals following year-end. The Board also retains authority to approve all components and levels of compensation awarded to our CEO.

Role of Management

Our Compensation Committee works with management, including our CEO, when reviewing and setting executive compensation. Management generally provides information on corporate and individual performance, updates on peer performance, and works with the independent compensation consultant to identify meaningful external market compensation data.

Our CEO provides recommendations on the compensation packages for our NEOs and all other executive officers excluding only himself, as well as input regarding individual executive officer’s contributions to the achievement of Company goals. Our CEO is instrumental in developing both our annual operational goals and long-term strategic objectives and goals which are reviewed and approved by the Compensation Committee and the Board. Further, our CEO is also instrumental in providing perspective on our performance against those goals. The Compensation Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO. Nevertheless, the Compensation Committee makes the ultimate determination regarding the compensation for our executive officers including our NEOs other than our CEO. The compensation of our CEO is determined by the Board. No executives, including the CEO, are involved in, or present for, their own compensation decisions.

Role of Independent Compensation Consultant

Since 2018, the Compensation Committee has engaged an independent external consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), to provide information and advise on overall compensation matters for all employees, including our NEOs, and non-employee members of our Board. In 2023, Aon’s services included:

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recommendations on overall compensation program design;
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guidance on our compensation philosophy and policies;
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guidance and recommendations on the composition of our compensation peer group;
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provision of market data for analysis and design of the compensation levels and component weightings for our executive officers and non-employee directors;
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input on compensation actions for executive promotions; and
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input on the compensation-related disclosures in the proxy statement for our annual meeting.

While Aon works with management to source market data and to arrive at market matches for new hires and promotions of executive officers, Aon reports directly to the Compensation Committee. Aon consultants attend meetings of the Compensation Committee when requested to do so. The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and the Nasdaq with respect to the determination of independence of a compensation consultant. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee by Aon and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent. During 2023, Aon did not provide any services to us other than the services described above.

Role of Market Data

The Compensation Committee uses competitive market analyses from a group of peer companies as one input and reference point for compensation decisions when reviewing our executive compensation levels and practices. The Compensation Committee also uses market data from broader Radford Global Life Sciences Compensation surveys and its own knowledge and judgment in evaluating market data and making compensation decisions. However, survey data is not used to benchmark the amount of total compensation or any specific element of compensation for the NEOs.

Our Compensation Committee reviews the companies in our peer group annually, based on the criteria noted below and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives.

In its establishment of a peer group of publicly traded companies in the biopharmaceutical and biotechnology industry, the Compensation Committee, using information and assistance provided by Aon, generally considers several factors and criteria including the following:

•
companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;
•
companies with a therapeutic and technological focus similar to ours;
•
companies with executive positions similar to ours; and
•
companies against which we believe we compete for executive talent.

More specifically, when evaluating our peer group for 2023 compensation decisions, the Compensation Committee focused on companies with a market capitalization range of 1/3 to 3x the Company’s market capitalization and headcount below 225 employees. Based on these criteria, for the executive compensation review conducted by the Compensation Committee in December 2022 and January 2023 at which 2023 base salaries and target annual performance-based cash incentive levels were determined and equity compensation for our NEOs was awarded, our Compensation Committee analyzed the pay practices of the following peer group approved by the Compensation Committee in September 2022, which we refer to as our 2023 Peer Group:

Akero Therapeutics, Inc.	Enanta Pharmaceuticals, Inc.	Rocket Pharmaceuticals, Inc.
Alector, Inc.	Invivyd, Inc.	Springworks Therapeutics, Inc.
Allakos Inc.	Kodiak Sciences Inc.	Summit Therapeutics Inc.
AlloVir, Inc.	Kura Oncology, Inc.	VBI Vaccines Inc.
Arcturus Therapeutics Holdings, Inc.	Madrigal Pharmaceuticals, Inc.	Vir Biotechnology, Inc.
Arcus Biosciences, Inc.	Point Biopharma Global Inc.	Y-mABs Therapeutics, Inc.
ChemoCentryx, Inc.	Replimune Group, Inc.

Changes in the 2023 Peer Group compared to the peer group that we used to establish 2022 compensation for our NEOs and other executives included the removal of: Arvinas, Inc., Quince Therapeutics (formerly known as Cortezyme, Inc.) and Turning Point Therapeutics, Inc. Turning Point Therapeutics, Inc. was removed as a result of its acquisition during 2022 and the other two companies were removed due to their respective market capitalization being outside our defined range. To ensure an appropriate number of peers for reference, two companies meeting our criteria for the 2023 Peer Group, being Madrigal Pharmaceuticals, Inc. and Point Biopharma Global Inc., were added.

Additionally, when considering the establishment of 2023 compensation levels for our NEOs, the Compensation Committee, upon recommendation from Aon, supplemented the 2023 Peer Group proxy data with data derived from the Radford 2022 Global Life Science Survey for public biopharmaceutical companies which had a market capitalization between $200 million and $2 billion and less than 225 employees. This survey data was used to obtain a general understanding of the compensation practices of companies similar to ours at the time. To arrive at competitive market compensation, Aon blended the survey data with publicly available proxy data where possible.

The processes described above, the roles of the Board, Compensation Committee, management and the independent compensation consultant, and the manner in which data were assembled and utilized for establishing 2023 executive compensation were consistent with prior years and remain consistent with the current processes, roles and uses.

2023 Executive Compensation for the Named Executive Officers

The components of our executive compensation program in 2023 were as follows:

Annual Base Salary

The base salaries for our NEOs and other executive officers are designed to provide such executive officers with a fair and competitive stable fixed pay element for their services rendered throughout the year. The Compensation Committee sets the base salary levels with consideration to the officer’s experience, skills, and responsibilities, market data for similar roles at peer companies, internal pay equity and the recommendations of our CEO for executives other than himself, and may also draw upon the experience of members of our Board with executives in similar roles at other companies. The Compensation Committee reviews executive base salaries each year – typically in connection with our annual performance review process – adjusting from time to time as appropriate to align with market competitive pay levels, accounting for individual responsibilities, performance, experience and promotions.

In January 2023, the Compensation Committee reviewed the base salaries of each NEO. At that time, the Compensation Committee, following the process and taking into account the considerations noted above, determined to increase the base salaries of each NEO by 5%, to maintain market competitiveness in a time of increasing cost-of-living. The 2023 base salaries for our NEOs were as follows:

Name	2023 Base Salary
Jean-Pierre Sommadossi, Ph.D.	$683,000
Andrea Corcoran	$517,984
Janet Hammond, M.D., Ph.D.	$556,973
Maria Arantxa Horga, M.D.	$493,584
Wayne Foster	$420,163

Short-Term Incentives—Annual Performance Based Cash Incentives

The Compensation Committee has designed our annual performance-based cash incentive compensation program, based upon specified annual corporate goals, to emphasize its “pay for performance” philosophy and to incentivize and reward our NEOs for performance and achievement of key short term operational and corporate goals. Since this element of compensation is directly linked to the achievement of specified objectives and goals, the actual payout amounts vary from year to year based upon the level of Company and, as applicable, individual performance. For 2023, actual payouts were based solely on Company performance.

The processes for establishing 2023 target opportunities, setting and determining achievement of performance goals and determining level of payout was consistent with the processes and practices utilized in prior years.

Target Opportunities

At or immediately prior to the start of each year, the Compensation Committee establishes the annual performance-based cash bonus opportunity for each NEO based upon a percentage of his or her base salary with consideration to each executive officer’s accountability, scope of responsibilities, and potential impact on our performance as well as recommendations from Aon regarding market compensation levels. The 2023 cash bonus opportunities for our NEOs, expressed as a percentage of base salary, did not change relative to 2022.

The 2023 target annual performance-based cash incentive opportunities for our NEOs were as follows:

Name	2023 Target Bonus as a % of Base Salary	2023 Target Bonus Value
Jean-Pierre Sommadossi, Ph.D.	60%	$409,800
Andrea Corcoran	40%	$207,194
Janet Hammond, M.D., Ph.D.	45%	$250,638
Maria Arantxa Horga, M.D.	40%	$197,434
Wayne Foster	40%	$168,065

Establishment and Assessment of 2023 Performance Goals

As a pre-commercial biopharmaceutical company, we do not have material revenue or profits at this stage and our success is best measured by achievement of research and development milestones and other key strategic and operational goals. Thus, the annual performance-based cash incentive is designed to directly tie our executive’s pay outcomes to achievement of these key goals.

The 2023 corporate goals and the weight attributable to each goal were approved by our Board in the first quarter of 2023, based upon the recommendation of the Compensation Committee. The Compensation Committee formulated the goals after obtaining input from our CEO regarding the annual operating plan, expected research and development advancements and related risks.

2023 Business Highlights

Our progress advancing the development of our COVID-19 and HCV product candidates, evidenced by the achievements we realized in 2023, while maintaining fiscal discipline, was significant. These achievements included the following:

Bemnifosbuvir for the treatment of COVID-19

•
Impactful expansion of the global footprint of the Phase 3 SUNRISE-3 clinical trial with the addition of numerous new clinical sites in multiple countries
•
Achieved substantial progress toward the full enrollment of the Phase 3 SUNRISE-3 clinical trial (as noted above, enrollment was completed in March 2024)
•
The grant by FDA of Fast Track designation for the investigation of bemnifosbuvir to treat COVID-19
•
In vitro studies showed bemnifosbuvir retained antiviral activity against tested emerging variants

Bemnifosbuvir in combination with ruzasvir for the treatment of HCV

•
Rapidly completed clinical trial startup activities including obtaining regulatory approvals necessary to commence the Phase 2 clinical trial of the combination of bemnifosbuvir and ruzasvir
•
Initiated and completed enrollment of the lead-in cohort of the Phase 2 clinical trial
•
In vitro studies showed that each of the free base bemnifosbuvir and ruzasvir retained antiviral activity against selected HCV resistance associated variants

Corporate

•
Ended 2023 with $578.1 million in cash, cash equivalents and marketable securities
•
Increased awareness of Atea and its product candidate development programs through the participation and presentation at scientific meetings and publication of key data supporting each of the COVID-19 and HCV programs

2023 Corporate Goals and Achievements

A summary of the key corporate goals, relative weightings, and level of achievement for 2023 is set forth in the table below. See “2023 Business Highlights” above for a summary of our significant business accomplishments during 2023 that contributed, in part, to the achievement levels under our annual performance-based cash incentive opportunity for the year.

		Level of
		Achievement
2023 Corporate Goals	Weight	Attained	Assessment of Performance

HCV	35%	45%	Exceeded Target
• Initiate Phase 2 clinical trial of the combination of bemnifosbuvir and ruzasvir
• Complete enrollment of patients in the lead-in cohort of the Phase 2 clinical trial and obtain preliminary SVR4 data from this cohort +
• Complete Phase 1 drug-drug interactions studies of the combination of bemnifosbuvir and ruzasvir +
• Complete in vitro resistance and resistance associated variants cross resistance studies +
• Advance process development and select lead formulation for fixed dose combination tablet
• Complete analysis of US HCV market segments and contracting +

COVID-19	50%	25%	Partial Achievement
• Complete enrollment of patients in Phase 3 SUNRISE-3 clinical trial (per original clinical trial design) **
• Complete certain non-clinical and clinical pharmacology studies required to support submission of US new drug application for marketing approval (“NDA”)
• Identify and nominate 2nd generation protease inhibitor as lead candidate for clinical development **
• Complete manufacture of bemnifosbuvir required to support clinical trials and submission of NDA
• Identify optimal “go to market” strategies for bemnifosbuvir

Corporate	15%	15%	Met Target
• Maintain fiscal discipline and robust internal control environment

• Enhance the visibility of Atea and its development programs through increased scientific publications and increased presence via participation, presentations and exhibits at key scientific conferences

• Advance investor community awareness of commercial market opportunities that exist for new oral antivirals in each of the COVID-19 and HCV markets

Total Company-Prespecified Goals	100%	85%
Supplemental Adjustment ***
• Completion of business development collaboration to further efforts to discover and advance a 2nd generation protease inhibitor for the treatment of COVID-19	—	2.5%
Total Company 2023 Level of Achievement – Adjusted		87.5%

+ The Compensation Committee determined, and the Board agreed, that the results obtained from the HCV in vitro and clinical studies and the proprietary analysis of the HCV commercial market exceeded the target level of achievement related to the advancement of development of the combination bemnifosbuvir and ruzasvir for the treatment of HCV resulting in above target performance for these goals.

** During 2023 and after the corporate goals were established in January 2023, the rapidly changing COVID-19 landscape necessitated amendments to the original Phase 3 SUNRISE-3 clinical trial study design and also necessitated a change in the target product profile of a second generation of protease inhibitor for the treatment of COVID-19. As a result, neither goal was achieved in 2023.

*** This goal was not included in January 2023 when the Compensation Committee and Board originally approved the performance goals for the year, but was determined by the Compensation Committee and the Board to be substantively important to the achievement of the goals related to accelerating discovery and development of a 2nd generation protease inhibitor product candidate for the treatment of COVID-19. As a result, the Compensation Committee used its discretion to add this goal to the Company’s 2023 annual performance-based cash incentive opportunity.

Determination of Payouts

Our CEO’s annual performance-based cash compensation is determined by the Board upon recommendation from the Compensation Committee solely based on the Company’s performance and the assessment by the Compensation Committee and Board of the corporate achievements relative to the corporate objectives for the year.

In 2023, the Compensation Committee also chose to award annual performance-based cash compensation to each NEO based solely on the Company’s performance and the assessment by the Compensation Committee and the Board of the corporate achievements relative to the corporate goals for the year. While the Compensation Committee believes that awarding all NEOs annual performance-based cash compensation based 100% upon the Company’s performance focuses the collective efforts of our NEOs on our most critical and strategic goals for the year, the Compensation Committee retains the discretion to adjust upward or downward any annual performance-based cash bonus for any NEO other than the CEO based upon the Compensation Committee’s determination, informed principally by the assessment of our CEO of the executive officer’s contributions to the achievement of the Company’s goals. The Compensation Committee has determined to cap any upward adjustment at 150% of the target bonus. No such adjustments were made to the NEOs’ annual performance-based cash compensation for 2023.

In the first quarter of 2024, the Compensation Committee, considering our CEO’s recommendation regarding the level of achievement against each goal, assessed our 2023 performance against our pre-specified 2023 corporate goals and certain other factors which were not pre-specified but were considered by the Compensation Committee to be significant due the anticipated impact these additional factors could have on the potential to create incremental stockholder value. While acknowledging the occurrence during 2023 of consequential shifts in the COVID-19 landscape and impactful actions taken by the Company in response to these shifts, the Compensation Committee nonetheless concluded that certain of the goals related to the Company’s COVID-19 program had not been met while achievements in the HCV development program exceeded the pre-specified goals and other activities met the anticipated target performance level. These determinations resulted in the Compensation Committee recommending, and the Board establishing, an 87.5% level of achievement rating for the Company in 2023.

The Board subsequently approved the corporate performance rating of 87.5% achievement and the annual awards were paid in February 2024 at 87.5% of their respective target opportunity. The table below shows the 2023 annual cash performance-based incentive compensation paid to each NEO:

Name	2023 Base Salary	Target Bonus as a % of Base Salary	2023 Bonus Payout as a % of Target	2023 Bonus Payout
Jean-Pierre Sommadossi, Ph.D.	$683,000	60%	87.5%	$358,575
Andrea Corcoran	$517,984	40%	87.5%	$181,300
Janet Hammond, M.D., Ph.D.	$556,973	45%	87.5%	$219,300
Maria Arantxa Horga, M.D.	$493,584	40%	87.5%	$172,800
Wayne Foster	$420,163	40%	87.5%	$147,100

Long-Term Equity Incentive Compensation

Our equity award program is the primary long-term incentive vehicle for our NEOs and other executives. It is a key component of our overall total compensation program and is designed to align the interests of our NEOs with those of our stockholders by motivating our NEOs to achieve the realization of our corporate strategy and the creation of stockholder value. Additionally, our equity award program also serves as a retention measure as vesting of the equity awards is generally tied to a multi-year period requiring the NEOs’ continued service with us during both the vesting and payout period.

Consistent with what we believe to be the prevailing market practice for companies in our industry at our stage of development we have historically used stock option awards to compensate our NEOs in the form of initial new hire grants in connection with the commencement of employment, and thereafter on an annual basis in connection with our annual executive compensation reviews. The Compensation Committee granted stock options to the NEOs in 2023.

In our view, stock options are inherently performance-based, requiring stock price appreciation before there is any real value earned, and are a direct and straightforward means of incentivizing our NEOs. Stock options reward our NEOs for increasing stockholder value over the lengthier term of the option, which we believe is consistent with the longer pharmaceutical development cycle.

In 2022, the Compensation Committee increased the performance nature of long-term incentives by granting PSUs. The addition of these PSUs reinforced the pay-for-performance nature of the long-term incentive grants and the executive compensation program overall. The Compensation Committee views the use of these PSUs as critical because they tie executive officer compensation with key long-term priorities and align the interests of executive officers with those of Atea and its stockholders. The performance-based metrics, in conjunction with the proportion of total compensation that was variable and at-risk, further enhance the link between pay and performance for the NEOs, as well as strengthen the alignment of the interests of the executive officers with those of our stockholders. The actual number of PSUs earned will be based on the Company’s performance relative to target.

The 2022 PSUs had performance metrics capturing key research and development milestones related to the Company’s product pipeline and advancement of its clinical stage assets, with a three year performance period continuing until January 2025. In 2023, the Compensation Committee concluded that the 2022 PSUs contained sufficient incentives to motivate our NEOs towards the realization of these key goals. In making this determination, the Compensation Committee also took into account the lengthy development timelines for biopharmaceutical products, including those the Company is developing for HCV and COVID-19, and the scope of activities and focus required of the NEOs to advance such product candidates at the pace and manner needed to achieve the 2022 PSU performance metrics. Given this determination regarding the continuing effort required to achieve the 2022 PSU goals, in 2023, the Compensation Committee determined not to award further PSUs and to award RSUs, in addition to the stock options.

In 2024, with the performance period for the 2022 PSUs nearing its conclusion in January 2025, and considering the advancing development of our product candidates was yielding the possibility of establishing meaningful clinical and operational performance metrics that are differentiated from the 2022 PSU performance metrics, the Compensation Committee determined to once again award PSUs with a multi-year performance period as a part of the 2024 long term equity compensation awards.

In 2023, the Compensation Committee structured the mix of equity vehicles and the relative weight assigned to each to (i) motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and (ii) ensure value delivery through the RSUs, reinforcing an ownership culture and commitment to us. In determining the size of the 2023 equity awards, the Compensation Committee considered a number of factors, including among others: the equity award value, the percent of company represented by the equity award, the equity award as a portion of direct compensation, the retentive value of the NEO’s existing unvested and total equity incentive holdings, level of responsibility within our Company, equity compensation in relation to general practices of our 2023 Peer Group and total annual and cumulative dilution associated with the current and prior equity awards. In 2023, the equity award value was split approximately one half in stock options and one half in RSUs with the number of RSUs calculated as option equivalents resulting in the number of RSUs awarded being less than the number of stock options.

The following table contains a summary of the number of stock options and RSUs awarded to NEOs in 2023:

Name	2023 Annual Stock Option Awards (#)	Grant Date Fair Value of 2023 Annual Stock Option Awards ($)	2023 RSU Awards (#)	Grant Date Fair Value of 2023 RSU Awards ($)
Jean-Pierre Sommadossi, Ph.D.	728,600	2,474,763	520,400	2,409,452
Andrea Corcoran	186,300	632,787	133,100	616,253
Janet Hammond, M.D., Ph.D.	196,600	667,772	140,400	650,052
Maria Arantxa Horga, M.D.	174,500	592,707	124,600	576,898
Wayne Foster	140,000	475,524	100,000	463,000

The stock options that we grant to our NEOs on an annual basis, including the 2023 award, vest over a four-year period following the grant date with 1/48th of the shares underlying the option vesting each month. The exercise price of all stock options equals the fair market value of a share of our Common Stock on the date of grant. As a result, the holder will not benefit if our stock price does not appreciate above the grant date stock price. The stock options that we grant to our NEOs at the time of hire have time-based vesting and become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the shares underlying the option monthly thereafter. The RSUs awarded to our NEOs in 2023 vest in equal annual installments over a three-year period on each anniversary of the grant date. The RSUs increase or decrease in value if our stock price appreciates or declines.

Vesting of stock options and RSUs ceases on termination of employment and exercise rights for stock options generally cease three months after termination of employment. In specified termination and change in control circumstances, equity awards held by our NEOs are subject to accelerated vesting. See “ Potential Payments Upon Termination or Change in Control” below for further information.

Prior to the exercise of an option or vesting of the RSU, the holder has no rights as a stockholder with respect to the shares underlying such equity award, including no voting rights and no right to receive dividends or dividend equivalents.

Health and Welfare Benefits

All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

Section 401(k) Plan

Our NEOs are eligible to participate, on the same basis as all of our other employees, in a defined contribution retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. We currently match 100% of employee contributions of the first 3% of eligible compensation, and 50% of contributions on the next 2% of eligible compensation. Participants are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, and the 401(k) plan’s related trust is intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to participants until distributed from the 401(k) plan.

Employee Stock Purchase Plan

Pursuant to our employee stock purchase plan, our employees, including each of our NEOs other than our CEO, have an opportunity to purchase our Common Stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders.

Perquisites

We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances from time to time. We did not provide any such perquisites or personal benefits to any NEO in 2023.

Post-Employment Compensation

Our NEOs are entitled to certain severance and change of control payments and benefits as described in more detail below in the sections entitled “Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control”. These agreements provide for a combination of a cash severance payment, continued health benefits and acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change in control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the NEO.

Given the industry in which we participate and the range of strategic initiatives that we may explore, we believe reasonable and competitive severance and change in control payment and benefit arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining a talented executive team. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our Company and our stockholders.

Other Polices and Considerations

Compensation Recovery Policy (Clawback Policy)

Our Board of Directors has adopted a compensation recovery, or clawback, policy in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1. If we must restate our financial results as reported in a periodic or other report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. securities laws, our Board must generally recover all incentive compensation, both cash and equity-based, awarded or paid to an executive officer covered by the policy to the extent any such compensation would not have been awarded or paid to such officer based on the restated financial results during the three completed fiscal years preceding the date on which the Company is required to prepare the restatement. This policy was adopted in 2023 after the final rule under the Dodd-Frank Act was promulgated by Nasdaq, and it became effective as of October 2, 2023, when the final rule went into effect.

Accounting and Tax Considerations

Under FASB ASC Topic 718, we are required to estimate and record an expense for each share-based payment award (including stock options, RSUs and PSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB ASC Topic 718.

Under Section 162(m) of the Code (“Section 162(m)”), compensation that exceeds $1 million per taxable year paid to certain current and former executive officers of a publicly held corporation is generally non-deductible.

Although the Compensation Committee considers tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Rule 10b5-1 Sales Plans

Our directors and executive officers, including our NEOs, may adopt written trading plans pursuant to Rule 10b5-1 under the Exchange Act, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Compensation Risk Assessment

Each year, the Compensation Committee reviews our compensation policies and programs to assess whether these policies and programs may encourage our employees and executives to take inappropriate risks. Specifically, the Compensation Committee reviews our current compensation plans, including the mix of fixed and variable compensation, performance metrics, program oversight, measurement and payout timing, discretion and caps on short-term incentives, award size, vesting schedules and other terms of long-term equity incentives as well as other incentive opportunities and their features. After reviewing each of our current compensation plans, the Compensation Committee determined that our compensation program does not create risks that are reasonably likely to have a material adverse effect on our Company as a whole.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation for each of our NEOs for the years presented.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jean-Pierre Sommadossi, Ph.D.	2023	683,000	2,409,452	2,474,763	358,575	—	5,925,790
President, Chief Executive Officer	2022	650,000	2,842,220	1,937,306	448,500	—	5,878,026
and Chairman of the Board	2021	650,000	—	33,123,392	331,500	—	34,104,892

Andrea Corcoran	2023	517,984	616,253	632,787	181,300	13,200	1,961,524
Chief Financial Officer,	2022	493,319	299,880	927,571	226,927	12,200	1,959,897
Executive Vice President, Legal	2021	478,950	—	7,703,776	162,842	11,600	8,357,169

Janet Hammond, M.D., Ph.D.	2023	556,973	650,052	667,772	219,300	13,200	2,107,297
Chief Development Officer	2022	530,450	321,300	973,693	274,508	12,200	2,112,151
	2021	515,000	—	8,283,435	196,988	11,600	9,007,023

Maria Arantxa Horga, M.D.	2023	493,584	576,898	592,707	172,800	13,200	1,849,189
Chief Medical Officer	2022	470,080	278,460	871,199	216,237	9,537	1,845,513
	2021	452,000	—	7,530,396	142,380	11,600	8,136,376

Wayne Foster	2023	420,163	463,000	475,524	147,100	13,200	1,518,987
Executive Vice President, Chief Accounting Officer

(1)
The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the stock awards, consisting solely of RSUs in 2023 and solely of PSUs in 2022, and stock options granted during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation transactions, not including any estimates of forfeiture related to service based vesting. For a discussion of assumptions used in calculating the stock option grant date fair value, see Note 11 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. In accordance with SEC rules, the aggregate grant date fair value of the RSUs is based upon the closing price of our Common Stock on the grant date. The amounts reported reflect our accounting expense and do not reflect the actual economic value, if any, that will be realized by the NEOs from these awards.
(2)
Reflects performance-based cash bonuses awarded in recognition of 2023 performance to our NEOs under our performance-based cash compensation program.
(3)
The 2023 amounts reported in the All Other Compensation column reflect the amount Atea contributed to the 401(k) plan for the account of the respective NEO.

Grants of Plan-Based Awards in 2023

The following table provides information relating to all grants of plan-based awards made to our NEOs during fiscal 2023 and supplements the information provided above in our Summary Compensation Table. All equity awards were made under our 2020 Incentive Award Plan.

		Estimated Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Units (#)(2)	Options (#)(3)	Awards ($/Sh)	Awards ($)(4)
Jean-Pierre Sommadossi, Ph.D
Annual Performance Bonus		—	409,800	614,700	—	—	—	—
RSU Award	1/31/2023	—	—	—	520,400	—	—	2,409,452
Discretionary Stock Option Award	1/31/2023	—	—	—	—	728,600	4.63	2,474,763

Andrea Corcoran
Annual Performance Bonus		—	207,194	310,790	—	—	—	—
RSU Award	1/31/2023	—	—	—	133,100	—	—	616,253
Discretionary Stock Option Award	1/31/2023	—	—	—	—	186,300	4.63	632,787

Janet Hammond, M.D., Ph.D.
Annual Performance Bonus		—	250,638	375,957	—	—	—	—
RSU Award	1/31/2023	—	—	—	140,400	—	—	650,052
Discretionary Stock Option Award	1/31/2023	—	—	—	—	196,600	4.63	667,772

Maria Arantxa Horga, M.D.
Annual Performance Bonus		—	197,434	296,150	—	—	—	—
RSU Award	1/31/2023	—	—	—	124,600	—	—	576,898
Discretionary Stock Option Award	1/31/2023	—	—	—	—	174,500	4.63	592,707

Wayne Foster
Annual Performance Bonus		—	168,065	252,098	—	—	—	—
RSU Award	1/31/2023	—	—	—	100,000	—	—	463,000
Discretionary Stock Option Award	1/31/2023	—	—	—	—	140,000	4.63	475,524

(1)
Represents the target and maximum amounts payable under our annual performance-based cash compensation program. There is no threshold performance level under the program. The target amount is calculated by multiplying the executive’s target cash incentive award percentage by his or her base salary assuming 100% achievement of the applicable performance goals. There is a maximum payout cap of 150% of the bonus target which assumes all applicable goals are exceeded. Actual payouts made for 2023 are provided in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.
(2)
Represents RSUs that vest in three equal installments on the first three anniversaries of the grant date, subject to continued service through each applicable vesting date.
(3)
The stock options vest ratably on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date, subject to continued service through each applicable vesting date.
(4)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of the RSUs and stock options granted during the year. These amounts reflect our accounting expense, excluding the effect of estimated forfeitures, and may not represent the amounts, if any, that the NEOs will actually realize from these awards.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the outstanding equity incentive plan awards for each NEO as of December 31, 2023.

			Option Awards (1)				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)(2)	Market Value of Shares or Units that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested ($)(3)
Jean-Pierre Sommadossi, Ph.D.	1/31/2023		166,970	561,630	4.63	1/30/2033	—	—	—	—
	1/31/2023		—	—	—	—	520,400	1,587,220	—	—
	1/31/2022		181,140	196,893	7.14	1/30/2032	—	—	—	—
	1/31/2022		—	—	—	—	—	—	199,035	607,057
	1/29/2021		466,666	173,334	73.00	1/28/2031	—	—	—	—
	8/3/2020		87,500	12,500	6.83	8/2/2030	—	—	—	—
	12/13/2019		200,000	—	1.85	12/12/2029	—	—	—	—
	12/14/2018		200,000	—	1.43	12/13/2028	—	—	—	—
	12/8/2017		385,000	—	1.53	12/7/2027	—	—	—	—
	12/9/2016		300,000	—	1.24	12/8/2026	—	—	—	—

Andrea Corcoran	1/31/2023		42,693	143,607	4.63	1/30/2033	—	—	—	—
	1/31/2023		—	—	—	—	133,100	405,955	—	—
	1/31/2022		86,729	94,271	7.14	1/30/2032	—		—	—
	1/31/2022		—	—	—	—	—	—	21,000	64,050
	1/29/2021		108,536	40,314	73.00	1/28/2031	—	—	—	—
	8/3/2020		131,250	18,750	6.83	8/2/2030	—	—	—	—
	12/13/2019		60,000	—	1.85	12/12/2029	—	—	—	—
	12/14/2018		60,000	—	1.43	12/13/2028	—	—	—	—
	12/8/2017		60,000	—	1.53	12/7/2027	—	—	—	—
	12/9/2016		60,000	—	1.24	12/8/2026	—	—	—	—

Janet Hammond, M.D., Ph.D	1/31/2023		45,054	151,546	4.63	1/30/2033	—	—	—	—
	1/31/2023		—	—			140,400	428,220	—	—
	1/31/2022		91,041	98,959	7.14	1/30/2032	—	—	—	—
	1/31/2022		—	—	—	—	—	—	22,500	68,625
	1/29/2021		116,703	43,347	73.00	1/28/2031	—	—	—	—
	8/20/2020	(5)	541,666	108,334	6.84	8/19/2030	—	—	—	—

Maria Arantxa Horga, M.D.	1/31/2023		39,989	134,511	4.63	1/30/2033	—	—	—	—
	1/31/2023		—	—	—	—	124,600	380,030	—	—
	1/31/2022		81,458	88,542	7.14	1/30/2032	—	—	—	—
	1/31/2022		—	—	—	—	—	—	19,500	59,475
	1/29/2021		106,093	39,407	73.00	1/28/2031	—	—	—	—
	8/24/2020	(6)	291,666	58,334	6.85	8/23/2030	—	—	—	—

Wayne Foster	1/31/2023		32,083	107,917	4.63	1/30/2033	—	—	—	—
	1/31/2023		—	—	—	—	100,000	305,000	—	—
	1/31/2022		57,500	62,500	7.14	1/30/2032	—	—	—	—
	1/31/2022		—	—	—	—	—	—	16,000	48,800
	1/29/2021		52,317	19,433	73.00	1/28/2031	—	—	—	—
	10/29/20		31,666	8,334	24.00	10/28/30	—	—	—	—
	8/3/2020		109,375	15,625	6.83	8/2/2030	—	—	—	—
	12/13/2019		234,742	—	1.85	12/12/2029	—	—	—	—

(1)
The option vests in 48 equal monthly installments beginning on the grant date, unless otherwise noted, subject to continued service through each applicable vesting date.
(2)
Represents RSUs that vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to continued service through each applicable vesting date.
(3)
Amounts are calculated by multiplying the number of shares shown in the table by $3.05, the per share closing stock price of our Common Stock on December 29, 2023 (the last trading day of 2023).
(4)
Represents PSUs that become eligible to vest based upon the achievement of clinical and regulatory milestones over a three-year performance period beginning February 1, 2022 and ending January 31, 2025. The earned PSUs will vest as to 50% on the date the Compensation Committee determines achievement of the performance goals and the remaining 50% of the earned PSUs will vest on the first anniversary of such determination, subject to continued service through each applicable vesting date.

(5)
The option vested as to 25% of the underlying shares on August 10, 2021 and is continuing to vest in 36 equal monthly installments thereafter, subject to continued service through each applicable vesting date.
(6)
The option vested as to 25% of the underlying shares on August 24, 2021 and is continuing to vest in 36 equal monthly installments thereafter, subject to continued service through each applicable vesting date.

Option Exercises and Stock Vested

None of our NEOs exercised any options or vested in any stock awards during 2023.

Pension Benefits Table

None of our NEOs participated in any defined benefit pension plans in 2023.

Nonqualified Deferred Compensation Table

None of our NEOs participated in any non-qualified deferred compensation plans in 2023.

Agreements with Named Executive Officers

We have entered into employment agreements with each of our NEOs. Under the employment agreements, if we terminate the employment of a NEO without “cause” or the NEO resigns for “good reason” (as defined below) other than in connection with a change in control of the Company, subject to the NEO’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the NEO will be entitled to receive (i) continued payment of the NEO’s base salary for 18 months for Dr. Sommadossi or 12 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Foster, (ii) any unpaid bonus earned for the year prior to the year of termination, and (iii) direct payment of or reimbursement for COBRA premiums, less the amount the NEO would have paid for coverage as an active employee, for up to 18 months for Dr. Sommadossi or 12 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Foster.

If such a qualifying termination occurs, for Dr. Sommadossi, during the three month period prior to the date of a change in control of the Company or, for Dr. Sommadossi, Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Foster, on or within 12 months following the date of a change in control of the Company, subject to the NEO’s execution and non-revocation of a separation agreement and release with the Company and compliance with restrictive covenants contained therein, the NEO will be entitled to receive, in lieu of the payments and benefits described above, (a) continued payment of the NEO’s base salary for 24 months for Dr. Sommadossi or 18 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Foster, (b) any unpaid bonus earned for the year prior to the year of termination, a prorated portion of the NEO’s target annual bonus for the year of termination and a payment equal to 2.0 times for Dr. Sommadossi or 1.5 times for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Foster the NEO’s target annual bonus for the year of termination, (c) direct payment of or reimbursement for COBRA premiums, less the amount the NEO would have paid for coverage as an active employee, for up to 24 months for Dr. Sommadossi or 18 months for Ms. Corcoran, Dr. Hammond, Dr. Horga and Mr. Foster, and (d) all unvested equity or equity-based awards that vest solely based on the named executive officer’s continued employment or service with the Company will accelerate and vest in respect of 100% of the shares subject thereto, with any other equity awards being governed by the terms of the applicable award agreement. See "Potential Payments Upon Termination or Change in Control - PSUs" below for a description of the vesting of PSUs granted to our NEOs in connection with a change in control and upon certain terminations of employment.

Under the employment agreements, “cause” means, subject to notice and cure rights, a NEO’s (i) refusal to substantially perform the duties or carry out the reasonable and lawful instructions of the Board, (ii) breach of a material provision of the employment agreement, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing his or her duties and responsibilities under the employment agreement, or (v) act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or any of its affiliates.

Under the employment agreements, “good reason” means, subject to notice and cure rights, (i) a reduction in annual base salary or target annual bonus, (ii) a material decrease in authority or areas of responsibility, (iii) the relocation of the NEO’s primary office to a location more than twenty-five (25) miles from the NEO’s primary office as of the date of our IPO or (iv) the Company’s breach of a material provision of the employment agreement.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that would have been made to our NEOs upon several events of termination, assuming the termination event occurred on December 31, 2023.

Regardless of the manner in which an NEO’s service terminates, each NEO is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused paid time off, as applicable.

Employment Agreements

As described above, we have entered into certain agreements with each of our NEOs, that provide for potential payments upon a termination of employment.

PSUs

The NEOs were granted PSUs during 2022 that are eligible to vest based upon the achievement of specific clinical development and regulatory milestones over a three year performance period beginning February 1, 2022 and ending January 31, 2025. In the event of a change in control during the performance period, a number of PSUs will become eligible to vest upon such change in control equal to the greater of (i) the target number of PSUs and (ii) the actual number of PSUs that would become eligible to vest based upon the Compensation Committee’s determination of performance as of the change in control (which may include any PSUs that the Compensation Committee determines were reasonably likely to become eligible to vest absent such change in control), in each case, subject to the NEO’s continued service until such change in control.

In the event Dr. Sommadossi’s employment is terminated by the Company without “cause” or by Dr. Sommadossi for “good reason” (as such terms are defined in his employment agreement described above), during the three months prior to a change in control that occurs during the performance period, and subject to Dr. Sommadossi’s execution and non-revocation of a separation agreement and release with the Company, his PSUs will remain outstanding and eligible to vest in connection with such change in control as described above as if he had remained employed until such change in control (and the PSUs will be forfeited upon such change in control to the extent they do not become vested or upon expiration of such three month period if no change in control occurs).

	Triggering Event
	Not in connection with a Change of Control			In connection with a Change of Control *		Chenge of Control without Termination
	Voluntary Resignation not for Good Reason	Resignation for Good Reason		Resignation for Good Reason
	Involuntary Termination for Cause	Involuntary Termination by Company without Cause		Involuntary Termination by Company without Cause
Name and Benefit	Death or Disability	($)		($)
Jean-Pierre Sommadossi, Ph.D.
Cash Severance (Continuation of Salary)	—	1,024,500	(a)	1,366,000	(e)	—
Prorated Bonus	—	—		409,800	(f)	—
Incremental Bonus	—	—		819,600	(g)	—
Benefit Continuation	—	29,843	(b)	39,866	(h)	—
Acceleration of Vesting of Equity Awards	—	—		2,801,334	(i)	—
Total	—	1,054,343		5,436,600		—

Andrea Corcoran
Cash Severance (Continuation of Salary)	—	517,984	(c)	776,976	(a)	—
Prorated Bonus	—	—		207,194	(f)	—
Incremental Bonus	—	—		310,790	(j)	—
Benefit Continuation	—	9,624	(d)	19,360	(b)	—
Acceleration of Vesting of Equity Awards	—	—		534,055	(i)	—
Total	—	527,608		1,848,375		—

Janet Hammond, M.D., Ph.D.
Cash Severance (Continuation of Salary)	—	556,973	(c)	835,460	(a)	—
Prorated Bonus	—	—		250,638	(f)	—
Incremental Bonus	—	—		375,957	(j)	—
Benefit Continuation	—	19,821	(d)	39,866	(b)	—
Acceleration of Vesting of Equity Awards	—	—		565,470	(i)	—
Total	—	576,794		2,067,391		—

Maria Arantxa Horga, M.D.
Cash Severance (Continuation of Salary)	—	493,584	(c)	740,376	(a)	—
Prorated Bonus	—	—		197,434	(f)	—
Incremental Bonus	—	—		296,150	(j)	—
Benefit Continuation	—	28,961	(d)	58,259	(b)	—
Acceleration of Vesting of Equity Awards	—	—		498,980	(i)	—
Total	—	522,545		1,791,199		—

Wayne Foster
Cash Severance (Continuation of Salary)	—	420,163	(c)	630,245	(a)	—
Prorated Bonus	—	—		168,065	(f)	—
Incremental Bonus	—	—		252,098	(j)	—
Benefit Continuation	—	19,821	(d)	39,866	(b)	—
Acceleration of Vesting of Equity Awards	—	—		402,600	(i)	—
Total	—	439,984		1,492,874		—

* Dr. Sommadossi is entitled to these enhanced benefits if his employment is terminated within three months prior, upon or within 12 months after a Change of Control. All other NEOs are entitled to these enhanced benefits if their employment is terminated upon or within 12 months after a Change of Control.

(a)
Represents 18 months of 2023 base salary continuation.
(b)
Represents the cost of continued medical, dental and vision insurance benefits for 18 months following termination.
(c)
Represents 12 months of 2023 base salary continuation.
(d)
Represents the cost of continued medical, dental and vision insurance benefits for 12 months following termination.

(e)
Represents 24 months of 2023 base salary continuation.
(f)
Represents target bonus payable for 2023.
(g)
Represents 2x the target bonus payable for 2023.
(h)
Represents the cost of continued medical, dental and vision insurance benefits for 24 months following termination.
(i)
Represents the acceleration of vesting of the PSUs at the target performance level as of December 31, 2023 and of the RSUs at December 31, 2023, assuming a change of control as of such date. While unvested stock options would accelerate upon a change of control, the amount reported does not include any value attributable to such vesting as all unvested stock options had an exercise price above $3.05, the closing price of the Common Stock on December 29, 2023 (the last trading day in 2023).
(j)
Represents 1.5x the target bonus payable for 2023.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. As a pre-commercial company, we do not rely upon traditional financial performance metrics in determining executive compensation but rely on non-financial operational and product development metrics to assess performance of the Company. Accordingly, we did not use any financial performance measure to link “Compensation Actually Paid” to our NEOs to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-Selected Measure in the table below nor a Tabular List of our most important financial metrics. The Compensation Committee did not consider the Pay versus Performance disclosure below in making its pay decisions for any of the years shown. For additional discussion of how executive compensation is linked to Company performance, please see the section labeled “Overview of Named Executive Officer Compensation” in this Proxy Statement.

	Summary Compensation Table Total for	Compensation Actually Paid to	Average Summary Compensation Table Total for	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment based on:(4)
Year	PEO(1) ($)	PEO(1)(2)(3) ($)	Non-PEO NEOs(1) ($)	Non-PEO NEOs(1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)
2023	5,925,790	3,404,758	1,859,249	1,040,141	10.05	109.34	(136)
2022	5,878,026	705,198	1,860,101	387,388	15.85	104.54	(116)
2021	34,104,892	(1,459,864)	8,024,996	(7,212,212)	29.47	116.31	121
2020	2,886,987	15,193,868	2,925,389	13,475,089	137.71	116.28	(11)

(1)
Jean-Pierre Sommadossi, Ph.D., was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Janet Hammond, M.D., Ph.D.	Andrea Corcoran	Andrea Corcoran	Andrea Corcoran
Maria Arantxa Horga, M.D.	Janet Hammond, M.D., Ph.D.	Janet Hammond, M.D., Ph.D.	Janet Hammond, M.D., Ph.D.
Nathaniel Brown, M.D.	Maria Arantxa Horga, M.D.	Maria Arantxa Horga, M.D.	Maria Arantxa Horga, M.D.
	John Vavricka	John Vavricka	Wayne Foster

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table for the applicable year. We revised the Compensation Actually Paid for our NEOs in 2020 as reported in the Pay versus Performance disclosure in last year's proxy statement in accordance with new SEC guidance. The Company completed its Initial Public Offering (“IPO”) on October 30, 2020. In last year's Pay Versus Performance disclosure, we measured the change in fair value of the outstanding equity awards in 2020 from our IPO. We have revised this year’s disclosure to measure the change in fair value of the outstanding equity awards in 2020 from the end of the preceding fiscal year (i.e., fiscal year-end 2019).

Year	Summary Compensation Table Total for Jean-Pierre Sommadossi, Ph.D. ($)	Exclusion of Stock Awards and Option Awards for Jean-Pierre Sommadossi, Ph.D. ($)	Inclusion of Equity Values for Jean-Pierre Sommadossi, Ph.D. ($)	Compensation Actually Paid to Jean-Pierre Sommadossi, Ph.D. ($)
2023	5,925,790	(4,884,215)	2,363,183	3,404,758
2020	2,886,987	(1,984,000)	14,290,881	15,193,868

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,859,249	(1,168,748)	349,640	1,040,141
2020	2,925,389	(2,446,929)	12,996,629	13,475,089

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables.

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jean-Pierre Sommadossi, Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jean-Pierre Sommadossi, Ph.D. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jean-Pierre Sommadossi, Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jean-Pierre Sommadossi, Ph.D. ($)	Total - Inclusion of Equity Values for Jean-Pierre Sommadossi, Ph.D. ($)
2023	2,801,005	(504,061)	392,252	(326,013)	2,363,183
2020	3,289,323	9,477,666	217,910	1,305,982	14,290,881

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	670,254	(237,841)	93,864	(176,637)	349,640
2020	12,532,126	—	429,434	35,069	12,996,629

(4)
The Peer Group total shareholder return ("TSR") set forth in this table utilizes the NASDAQ Biotechnology Index, which is the same index that we used in last year’s Pay versus Performance disclosures. The comparison assumes $100 was invested for the period starting on October 30, 2020, the first public trading date of our Common Stock, through the end of the listed year, in the Company and in the NASDAQ Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR from October 30, 2020, the Company’s first public trading date, through the end of each of the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
-10
TSR (10/30/2020 Indexed to $100)
$150
$125
$100
$75
$50
$25
$0
100.00
137.71
116.28
116.31
104.54
109.34
29.47
15.85
10.05
15.2
13.5
-1.5
-7.2
0.7
0.4
3.4
1.0
10/30/2020
2020
2021
2022
2023
Fiscal Year
Jean-Pierre Sommadossi, Ph.D. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Atea Pharmaceuticals, Inc. TSR
NASDAQ Biotechnology Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
-10
Net Income ($ Millions)
350
300
250
200
150
100
50
0
-50
-100
-150
15.2
13.5
-11
121
-1.5
-7.2
0.7
0.4
-116
3.4
1.0
-136
2020
2021
2022
2023
Fiscal Year
Jean-Pierre Sommadossi, Ph.D. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Atea Pharmaceuticals, Inc. Net Income

Director Compensation

The Company believes that having highly qualified non-employee directors is critical to our success. Non-employee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. Compensation for our non-employee directors is designed to take into account the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee has the primary responsibility for reviewing non-employee director compensation and evaluating any changes in how we compensate our non-employee directors. The full Board reviews the Compensation Committee’s recommendations and approves the amount and type of non-employee director compensation. The Compensation Committee periodically reviews the compensation we pay our non-employee directors and in connection with this review uses inputs and assessments prepared by our independent compensation consultant to further the Compensation Committee’s understanding of current market levels of compensation being paid for board service and to gauge practices with respect to the forms of director compensation currently in use by other companies.

In May 2023, our Compensation Committee, with the assistance of Aon, performed a comprehensive review of our non-employee director compensation program. The review included a general assessment of director compensation levels and practices, an evaluation of the competitiveness of the Company’s director compensation program from multiple perspectives and an overview of market trends in director compensation. Following this review, the Compensation Committee and our Board determined to, reduce the value of the initial and annual stock option awards for non-employee directors under our director compensation program and to add annual RSUs to the program, while maintaining the same amount of cash compensation for service on the Board and the committees of the Board. The changes adopted in May 2023 were effective as of June 15, 2023.

The table below reflects the non-employee director compensation that was in effect prior to June 15, 2023 as well as the changes (in italics) to non-employee director compensation that became effective as of June 15, 2023.

Compensation Type	Compensation Amount Prior to June 15, 2023	Compensation Amount as of June 15, 2023
Annual Retainer	$40,000	$40,000

Lead Director Fee	$25,000	$25,000

Committee Chair Fees:
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating and Corporate Governance	$10,000	$10,000
Strategy and Public Policy	$20,000	$20,000

Committee Member Fees:
Audit	$10,000	$10,000
Compensation	$7,500	$7,500
Nominating and Corporate Governance	$5,000	$5,000
Strategy and Public Policy	$10,000	$10,000

Initial Stock Option Award (upon appointment or election to Board)	the lesser of 122,537 shares of Common Stock or number of shares of Common Stock with a grant date fair value not to exceed $736,911(1)	lesser of (1) 187,000 shares of Common Stock or or (2) the largest whole number of shares of Common Stock that results in such option having a grant date fair value not exceeding $674,500(1)

Annual Stock Option Award (2)	the lesser of 61,264 shares of Common Stock or number of shares of Common Stock with a grant date fair value not to exceed $396,810(1)

an option to purchase the lesser of (a) 46,750 shares of Common Stock or (b) the largest number of whole shares of Common Stock that results in such option having a grant date fair value not exceeding $168,625(1)

Annual Restricted Stock Award (2)

a number of restricted stock units equal to the lesser of (a) 33,150 shares of Common Stock or (b) the quotient obtained by dividing $168,625 by the closing price of a share of Common Stock on the date of grant

(1)
Actual number of non-qualified stock options awarded is determined in accordance with our director compensation program, which generally provides that the number of shares is determined on the date of grant by dividing the value shown in the table by the grant date fair value of the option.
(2)
Each non-employee director is generally eligible for an annual equity award on the date of the annual meeting of stockholders if the director has served on the Board for at least 6 months as of the date of the annual meeting and will continue to serve on our Board as a director immediately following such annual meeting.

Options granted to our non-employee directors under the non-employee director compensation program have an exercise price equal to the fair market value of our Common Stock on the date of grant and expire not later than ten years after the date of grant. The options granted upon a non-employee director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant, subject to the non-employee director’s continuous service on the Board through each such vesting date. The options granted annually to non-employee directors vest in 12 equal monthly installments following the date of grant, such that the award will be fully vested on the first anniversary of the date of grant, subject to the non-employee director’s continuous service on the Board through each such vesting date. The RSUs awarded to our non-employee directors vest in a single installment on the earlier of the first anniversary date of grant and the date of our next annual meeting of stockholders after the date of grant, subject to the non-employee director’s continuous service on the Board through such vesting date. All of a non-employee director’s outstanding initial and annual awards vest in full immediately prior to the occurrence of a change in control.

Non-employee director cash fees under the director compensation program are payable in arrears in four equal quarterly installments promptly following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving as a non-employee director on our Board.

We also reimburse our non-employee directors for reasonable travel and other related expenses incurred in connection with their service on our board.

The following table sets forth information concerning the compensation of our non-employee directors in 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jerome Adams, M.D	65,000	136,578	130,521	110,000	442,099
Franklin Berger	90,000	136,578	130,521	—	357,099
Barbara Duncan	65,000	136,578	130,521	—	332,099
Bruno Lucidi	57,500	136,578	130,521	—	324,599
Polly Murphy, D.V.M., Ph.D.	60,000	136,578	130,521	—	327,099
Bruce Polsky, M.D.	57,500	136,578	130,521	—	324,599

(1)
The amounts in this column represent the aggregate grant date fair value of RSU awards granted during 2023 computed in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. The amount is calculated based upon the number of shares of Common Stock underlying the RSU award multiplied by $4.12 per share, the closing price of our Common Stock on June 16, 2023, the date of grant.
(2)
The amounts in this column represent the aggregate grant date fair value of the stock option awards granted during 2023 computed in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For a discussion of the assumptions used in calculating these amounts, see Note 11 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)
Pursuant to the consulting agreement we have with Dr. Adams, in 2023 Dr. Adams received consulting fees in the amount of $110,000 in addition to the $65,000 in fees he earned for his service on the Board.
(4)
The following table summarizes the equity awards granted to our non-employee directors for their service on our Board during 2023 and the grant date fair value of such equity awards:

Name	Date of Grant	Number of Shares Underlying Stock Awards (#)	Number of Shares Underlying Outstanding Stock Options (#)	Grant Date Fair Value of Stock Award ($)(a)	Grant Date Fair Value of Stock Option Award ($)(b)
Jerome Adams, M.D.	6/16/2023	33,150	46,750	136,578	130,521
Franklin Berger	6/16/2023	33,150	46,750	136,578	130,521
Barbara Duncan	6/16/2023	33,150	46,750	136,578	130,521
Bruno Lucidi	6/16/2023	33,150	46,750	136,578	130,521
Polly A. Murphy, D.V.M., Ph.D.	6/16/2023	33,150	46,750	136,578	130,521
Bruce Polsky, M.D.	6/16/2023	33,150	46,750	136,578	130,521

(a)
The grant date fair value computed in accordance with FASB ASC Topic 718 represents the value of the stock award granted during 2023. The grant date fair value per RSU was $4.12 based on the closing market price of our Common Stock on the date of grant.
(b)
The grant date fair value computed in accordance with FASB ASC Topic 718 represents the value of the stock options granted during 2023. The grant date fair value per option was $2.79. The exercise price of the stock option award is $4.12 per share.

The following table summarizes the equity awards held by each of non-employee directors serving during 2023 that were outstanding at December 31, 2023:

Name	Number of Shares Underlying Stock Awards	Number of Shares Underlying Outstanding Stock Options
Jerome Adams, M.D.	33,150	164,684
Franklin Berger	33,150	253,292
Barbara Duncan	33,150	222,039
Bruno Lucidi	33,150	347,039
Polly A. Murphy, D.V.M., Ph.D.	33,150	222,039
Bruce Polsky, M.D.	33,150	347,039

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)(#)
Equity compensation plans approved by security holders(1)	20,079,806	(2)	15.30	(3)	8,407,605	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	20,079,806		15.30		8,407,605

(1)
Consists of the Atea Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”), the Atea Pharmaceuticals, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and the Atea Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”). Following the adoption of the 2020 Plan, no additional stock awards have been granted under the 2013 Plan. To the extent stock options outstanding under the 2013 Plan are forfeited, lapse unexercised, or are settled in cash, the shares of Common Stock subject to the stock options will be available for future issuance under the 2020 Plan.
(2)
Includes 5,918,203 outstanding options to purchase stock under the 2013 Plan, 11,099,116 outstanding options to purchase stock under the 2020 Plan, 724,970 shares of our Common Stock subject to outstanding PSUs at target and 2,337,517 shares of our Common Stock subject to outstanding RSUs.
(3)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2013 Plan was $3.90 and the weighted-average exercise price of outstanding options under the 2020 Plan was $21.39. This does not include any purchase rights accruing under the 2020 ESPP during the purchase period, which commenced on October 1, 2023, because the purchase right (and therefore the number of shares to be purchased) were not determined until the end of the purchase period on March 31, 2024. The calculation does not take into account the 3,062,487 shares of our Common Stock subject to outstanding PSUs and RSUs, which do not have an exercise price. Such shares will be issued at the time that the PSUs and RSUs vest, without any cash consideration payable by the grantee for those shares.
(4)
Includes 6,510,704 shares available for future issuance under the 2020 Plan and 1,896,901 shares available for issuance under the ESPP. The number of shares of Common Stock reserved for issuance under the 2020 Plan is automatically increased on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 5% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (but no more than 55,468,000 shares may be issued upon the exercise of incentive stock options). An additional 4,171,775 shares were added to the number of available shares under the 2020 Plan effective January 1, 2024. The number of shares of our Common Stock reserved for issuance under the ESPP is automatically increased on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 1% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (but no more than 10,696,000 shares of our Common Stock may be issued under the ESPP). An additional 834,355 shares were added to the number of available shares under the ESPP effective January 1, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 24, 2024 , unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 24, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage of shares beneficially owned is computed on the basis of 84,223,100 shares of Common Stock outstanding on April 24, 2024.

Unless otherwise indicated, the address of each beneficial owner listed below is 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage (%) of Shares Beneficially Owned
	(#)	(%)
5% or Greater Stockholders

BlackRock, Inc. (1)	9,443,887	11.2
EcoR1 Capital, LLC (2)	6,995,861	8.3
JPM Partners LLC (3)	5,925,000	7.0
BML Investment Partners (4)	5,462,079	6.5
FMR LLC (5)	5,350,659	6.4
The Vanguard Group (6)	4,599,710	5.5

Named Executive Officers and Directors

Jean-Pierre Sommadossi, Ph.D. (3)(7)	8,258,524	9.6
Andrea Corcoran (8)	1,365,473	1.6
Janet Hammond, M.D., Ph.D. (9)	986,785	1.2
Maria Arantxa Horga, M.D. (10)	648,437	*
Wayne Foster (11)	600,292	*
Jerome Adams, M.D. (12)	197,834	*
Franklin Berger (13)	1,064,795	1.3
Barbara Duncan (14)	255,189	*
Bruno Lucidi (15)	430,189	*
Polly A. Murphy, D.V.M., Ph.D. (16)	278,484	*
Bruce Polsky, M.D. (17)	430,189	*
All executive officers and directors as a group (12 persons) (18)	15,241,112	17.8

* Less than one percent.

(1) Based solely on a Schedule 13G/A filed with the SEC on January 24, 2024. Represents 8,837,931 shares of Common Stock over which BlackRock, Inc. (“BlackRock”) has sole voting power and 9,443,887 shares over which BlackRock has sole dispositive power. The principal business address of BlackRock is 55 East 52nd Street, New York, NYC 10055.

(2) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024. Represents 6,995,861 shares of Common Stock over which EcoR1 Capital, LLC (“EcoR1”) and Oleg Nodelman have shared voting and dispositive power and 6,588,053 shares over which EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”) has shared voting and dispositive power. EcoR1 is the general partner and investment adviser of investment funds, including Qualified Fund. Mr. Nodelman is the control person of EcoR1. The principal business address of EcoR1, Qualified Fund and Mr. Nodelman is 357 Tehama Street #3, San Francisco, CA 94103.

(3) Based on a Schedule 13G/A filed with the SEC on February 13, 2024 and the Company’s records. Represents 5,925,000 shares of our Common Stock over which JPM Partners LLC has shared voting and dispositive power. Dr. Sommadossi is the manager of JPM Partners LLC and may be deemed to share beneficial ownership of the securities held by JPM Partner LLC. The business address of JPM Partners LLC is 2 Avery Street #21E, Boston, MA 02111. The business address of Jean-Pierre Sommadossi is 225 Franklin Street, Suite 2100, Boston, MA 02110.

(4) Based solely on a Schedule 13G/A filed with the SEC on February 7, 2024. Represents 5,462,079 shares of Common Stock over which BML Investment Partners, L.P. ("BML") has shared voting and dispositive power. BML Capital Management, LLC ("BML Capital") is the sole general partner of BML. The managing member of BML Capital is Branden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. Despite such shared beneficial ownership, the reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The principal business address of BML is 65 E. Cedar, Suite 2, Zionsville, IN 46077.

(5) Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024. Represents 5,344,401 shares of our Common Stock over which FMR LLC has sole voting power and 5,350,659 shares of our Common Stock over which FMR LLC has sole dispositive power. Abigail P. Johnson has sole dispositive power over 5,350,659 shares of our Common Stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6) Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024. Represents 35,037 shares of Common Stock over which The Vanguard Group (“Vanguard”) has shared voting power, 4,534,806 shares of Common Stock over which Vanguard has sole dispositive power and 64,904 shares of Common Stock over which Vanguard has shared dispositive power. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7) In addition to the shares referenced in footnote (3) above, includes (i) 116,557 shares of Common Stock and (ii) 2,216,967 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024.

(8) Consists of (i) 670,208 shares of Common Stock and (ii) 695,265 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024.

(9) Consists of (i) 35,362 shares of Common Stock and (ii) 951,423 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024.

(10) Consists of (i) 25,664 shares of Common Stock and (ii) 622,773 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024.

(11) Consists of (i) 20,857 shares of Common Stock and (ii) 579,435 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024.

(12) Consists of (i) 164,684 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (ii) 33,150 restricted stock units to be vested within 60 days of April 24, 2024.

(13) Consists of (i) 778,353 shares of Common Stock, (ii) 253,292 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (ii) 33,150 restricted stock units to be vested within 60 days of April 24, 2024.

(14) Consists of (i) 222,039 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (ii) 33,150 restricted stock units to be vested within 60 days of April 24, 2024.

(15) Consists of (i) 50,000 shares of Common Stock, (ii) 347,039 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (iii) 33,150 restricted stock units to be vested within 60 days of April 24, 2024.

(16) Consists of (i) 12,000 shares of Common Stock held directly by Dr. Murphy, (ii) 11,295 shares of Common Stock held by the Marc & Polly Murphy Revocable Family Trust dated March 13, 2002, (iii) 222,039 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (iv) 33,150 restricted stock units to be vested within 60 days of April 24, 2024.

(17) Consists of (i) 50,000 shares of Common Stock, (ii) 347,039 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (iii) 33,150 restricted stock units to be vested within 60 days of April 24, 2024.

(18) Consists of (i) 7,799,319 shares of Common Stock, (ii) 7,242,893 shares of Common Stock underlying stock options exercisable within 60 days of April 24, 2024 and (iii) 198,900 restricted stock units to be vested within 60 days of April 24, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

In October 2020, our Board adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our finance team is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Certain Related Party Transactions

In addition to the executive and director compensation arrangements discussed elsewhere in this Proxy Statement, the following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022.

Director and Officer Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

OTHER MATTERS

As of the date of this Proxy Statement, our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

General Matters

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials and for presentation at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 225 Franklin Street, Suite 2100, Boston, Massachusetts 02110 in writing not later than December 27, 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than February 21, 2025 and no later than March 23, 2025. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 21, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under the bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We have also engaged Georgeson to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary expense disbursements, which are not expected to exceed $35,000 plus expenses in total.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Certain Information relating to our Directors and Officers

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Householding

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in reducing the environmental impact related to printing and mailing of our proxy materials and potentially significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the respective stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Atea’s Annual Report on Form 10-K

A copy of Atea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 24, 2024 without charge upon written request addressed to:

Atea Pharmaceuticals, Inc.

Attention: Secretary

225 Franklin Street, Suite 2100

Boston, Massachusetts 02110

A reasonable fee will be charged for copies of exhibits. This Proxy Statement and our Annual Report on Form 10-K may also be accessed at www.proxyvote.com and on our website at www.ateapharma.com.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

By Order of the Board of Directors

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary

Boston, Massachusetts

April 26, 2024

SCAN TO VIEW MATERIALS & VOTE w ATEA PHARMACEUTICALS, INC. 225 FRANKLIN STREET, SUITE 2100 VOTE BY INTERNET BOSTON, MA 02110Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVIR2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 20, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V49566-P07588 ATEA PHARMACEUTICALS, INC. For With hold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the The Board of Directors recommends that you vote FOR number(s) of the nominee(s) on the line below. the following: 1.Election of Class I Directors!!! Nominees: 01)Franklin Berger 02)Jean-Pierre Somma do ssi, Ph.D. The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain 2.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.!!! 3.Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of the Company.!!! NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V49567-P07588 ATEA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 21, 2024 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Andrea J. Corcoran and Jean-Pierre Somma do ssi, Ph.D. or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ATEA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 21, 2024, at www.virtualshareholdermeeting.com/AVIR2024, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side